COMPUWARE HEADQUARTERS BUILDING DETROIT, MICHIGAN

LEASE

This Lease is made between Landlord and Tenant hereinafter identified in Sections

1 (b) and 1 (c) hereof, respectively, and constitutes a Lease between the parties of the "Demised Premises" in the "Building," as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

WITNESSETH:

1. Basic Lease Provisions.

The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

(a)     Date of this Lease:    April 1, 2014

(b)	Landlord:	COMPUWARE CORPORATION, a Michigan corporation
(c)	Tenant:	Covisint Corporation a Michigan corporation

(d)     Demised Premises:

The entire 7th floor of the Building containing approximately 62,9 2 2 rentable square feet, as depicted on Exhibit "B" hereto. The Demised Premises will be designated Suite 700

(e)     Commencement Date: April 1, 2014 (f)     Expiration Date: March 31, 2015
(g)     Basic Rental:

The Basic Rental is an amount per month of -One Hundred Sixty-Six

Thousand     Six    Hundred     Sixty-Six     Dollars     and     Sixty-Seven     Hundredths    Cents,

($166,666.67) which is, Thirty-One Dollars and Seventy-Nine Hundredths cents ($31.79) per square foot on an annualized basis. This includes two hundred forty-nine ( 2 49) parking spaces and the Data center usage of 17 racks at Eleven Thousand Dollars ($11,000) per rack per year. Tenant may lease up to an additional two hundred (200) parking spaces at One Hundred Seventy-Five Dollars ($175) per space per month. Landlord will include this in the monthly rental charge as an additional expense.

(h)     Tenant's Use:    Standard general office use

(i)	Tenant's Address for Notices: Covisint Corporation

One Campus Martius, Suite 700

Detroit, Ml 48226

Attn:

(j)	Landlord's Address for Notices: Compuware Corporation

One Campus Martius

Detroit, Michigan 48 2 2 6

Attn.: Gail Lopez, Corporate Real Estate Manager with a copy to:
One Campus Martius

Detroit, Michigan 48226

Attn.: Daniel S. Follis Jr., Vice President & General Counsel

(k)	The following Exhibits are attached to this Lease and made a part hereof: "A" Legal Description of Land and Parking Structure
"A-1"    -     Site Plan of the Development

"B"    Demised Premises

"C"    Building Design Criteria Tenant Construction Manual

D"    Tenant Rules and Regulations

"E"    Security Specifications, Procedures and Systems

"F"    Current Encumbrances

"G"    Prohibited Uses

"H"    Furniture Inventory

"I"    Eighth Floor Demised Premises

2.     Building and Demised Premises.

2.1 Landlord is the owner of the building located at One Campus Martius, Detroit, Michigan (hereinafter referred to as the "Building"), consisting of rentable retail and service premises (hereinafter referred to as the "Retail Premises") on the first floor, rentable office premises (hereinafter referred to as the "Office Premises") on the second to fourteenth floors, inclusive, together with exterior and interior common and public areas and facilities located within and/or part of the Development (as hereinafter defined) (hereinafter referred to as the "Common Areas") which Common Areas are for the use in common by tenants of the Building, and their employees, guests, customers or prospective customers, agents and invitees. The Building, Common Areas, the land upon which they are situated and the parking garages (collectively, the "Parking Structure") situated adjacent to and under the Building are hereinafter referred to as the "Development", a legal description of which is contained on Exhibit "A" hereto and a site plan of which is contained on Exhibit "A-1" hereto.

2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the "Demised Premises") designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit "B" hereto, together with the nonexclusive right to use the Common Areas and together with the right to use the Parking Structure as provided in Section 40 hereof, and subject to Landlord's consent, reasonable access to and reasonable use of the vertical risers and the Building's fiber optics. Landlord represents and warrants to Tenant that the Building contains 1,089,820 gross square feet and that the rentable area of the Demised Premises is 62,922 rentable square feet.

2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the Parking Structure and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable; provided, however, under no circumstances may Landlord erect any pipes, ducts or conduits in any location within the Demised Premises which interferes with or adversely impacts the use of the Demised Premises, and (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems reasonably appropriate. Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

2.4 Notwithstanding Section 9.3 herein, the existing furniture systems within the Demised Premises, included herein as Exhibit H, are included in the Basic Rental. At Tenant's option, at the end of the Lease Term, Tenant shall have the right to purchase such furniture systems for the sum of $1.00.

2.5 In addition to the Demised Premises as otherwise provided herein, Tenant shall have the right to use the space on the eighth floor, as further described in Exhibit "I" (the "Eighth Floor Demised Premises"). Use of the Eight Floor Demised Premises shall be subject to the terms of the Lease, other than as expressly provided herein:

•	Use of the Eighth Floor Demised Premises shall be provided at no additional charge beyond the Basic Rental.

•
Tenant shall be required to vacate or relocate from the Eighth Floor Demised Premises upon 60 days written notification from Landlord, for any or no reason, and without compensation from Landlord of any form. If Landlord relocates Tenant then Tenant shall share equally in the cost of such relocation.

•	The second sentence of Section 2.4, granting the Tenant the right to purchase furniture systems for $1.00 shall not be applicable for the purpose of this Section 2.5.

•
Notwithstanding Section 11 and the above notification requirement, if the Eighth Floor Demised Premises are damaged by fire, earthquake, act of God, the elements or other casualty such that it is not reasonably usable, Landlord shall have no obligation to repair the Eighth Floor Demised Premises, and Tenant's right to use the Eighth Floor Demised Premises shall terminate immediately upon notification from Landlord.

3.     Term.

3.1 The term of the Lease (hereinafter referred to as the "Term") shall commence on April 1, 2014 (hereinafter referred to as the "Commencement Date"), and shall end on the "Expiration Date" set forth in Section 1 (f) hereof.

4.     Completion of Improvements.

4.1    The Demised Premises shall be delivered to Tenant in "as-is" condition.

5.     Rental.

5.1 (a) Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1 (g) hereof, which shall be payable in equal monthly installments in advance.

(b) Notwithstanding anything herein contained to the contrary, Tenant's obligation to commence payment of Basic Rental shall commence on April 1, 2014 (herein referred to as the "Rent Commencement Date").

5.2 From and after the Rent Commencement Date, Basic Rental shall be paid to Landlord on or before the first day of each and every calendar month in advance. In the event the Expiration Date is other than the last day of the calendar month, then the monthly rental for the last fractional month of the Term shall be appropriately prorated.

5.3 Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent." All sums required to be paid by Tenant pursuant to this Lease shall be deemed "rent."

5.4 Except as otherwise provided in this Lease, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within 5 business days, shall bear interest from the due date until paid at the rate equal to two percent ( 2%) in excess of the then current "prime rate" published in The Wall Street Journal, but not in excess of the maximum rate allowed by law. If no such prime rate is published, the prime rate shall be deemed to be fifteen percent (15%). In addition, if any payment of rent is not paid within 5 business days, Tenant shall pay to Landlord a late charge equal to three and one half percent ( 3.5%) of each late payment. Notwithstanding the provisions of Section 5.5 hereof, Tenant shall not be required to pay the late charge or the interest provided for in Section 5.5 on up to two (2) occasions during each calendar year, provided that such payments are made to Landlord within five (5) days after Tenant's receipt of notice that the same are due.

5.5 Tenant may elect to extend the Lease for up to three (3) one (1) month periods after the Expiration Date with a minimum of one hundred and twenty (120) days written notification prior to each such monthly extension elected. For each monthly extension, the terms of this Lease shall continue, including but not limited to payment of the Basic Rental, and any elected additional parking spaces. During any extension elected in accordance with this Section, Section 30, Holding Over shall not apply.

6. Other Taxes Payable by Tenant.

Tenant shall be responsible for and shall pay before delinquency all municipal, county and state taxes assessed during the Term of this Lease against any personal property of Tenant of any kind, leased, owned by or placed in the Demised Premises by Tenant (such as furniture, fixtures and equipment)

7. Use.

7.1 The Demised Premises shall be used, if at all, only for the purposes of "Tenant's Use" as set forth in Section 1 (h) hereof, and for no other purpose or purposes whatsoever.

7.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or, except for office use, affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or, except for office use, adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way materially or adversely obstruct or interfere with the rights of other tenants of the Building, or use or allow the Demised Premises to be used for any unlawful purpose nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. Except for office use, if anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases.    Tenant shall indemnify Landlord against any loss resulting from breach of this Section 7.2.

7.3 Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any Hazardous Materials (as hereinafter defined) unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liability or cleanup costs arising out of Tenant's use, handling, storage or disposal of Hazardous Materials in violation of applicable laws, rules, regulations or ordinances relating to office use on the Demised Premises. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, without Landlord's approval or consent, Tenant may utilize typical amounts of such Hazardous Materials typically utilized in offices in accordance with all Laws (as hereinafter defined). Tenant shall defend, indemnify and hold Landlord harmless from and against any and all losses, costs (including reasonable attorneys' fees), liabilities and claims arising from any violations of applicable laws by Tenant relating to Hazardous Materials that hereinafter become located in, on or under the Development as a result of the act or omission of Tenant, its agents, employees and contractors and shall assume full responsibility and cost to remedy such violations to a standard which is applicable to office use. Landlord represents and warrants that the Development does not contain any Hazardous Materials in violation of any applicable laws. For purposes hereof, "Hazardous Materials" shall mean any toxic or hazardous waste or substance (including, without limitation, asbestos and petroleum products) which is regulated by applicable law.

7.4     Tenant shall use the telecommunications closets on the 7th floor and 8'h
I

Monroe wing of the Demised Premises solely for cabling, equipment dedicated to the distribution of data, telecommunications, Supplemental Equipment and equipment relating to building systems, such as, without limit? tion, AV equipment. Should Tenant's installation of such items exceed the applicable levels in the Building Design Criteria, Tenant shall, at its expense, as provided in and subject to the provisions of Section 8.4, pull electricity from Tenant's panel to support such equipment (the existing UPS circuit will not be available to Tenant for such purpose) and add any necessary cooling equipment. Any cooling equipment installed by Tenant in such telecommunication closet(s) shall be deemed Supplemental Equipment. Landlord may leave in the telecommunications closet life safety equipment related to the operation of a multi-tenant commercial building.

Will agree to remove this language for the initial lease term but not for extensions or as it pertains to the 8'h floor.
8. Operation of the Development and Services.

8.1 Landlord shall, at Landlord's sole cost and expense, keep and maintain in good order and repair (including without limitation any replacements thereof) the base building structure and systems, including without limitation, the roof, gutters, downspouts, exterior doors, windows, window seals, exterior walls, floor slabs, raised floor (other than damage to the raised floor caused by Tenant and only to the extent that any such damage is not caused by or as a result of modifications to the raised floor approved by Landlord), foundation, footings, all structural portions (interior and exterior) of the Demised Premises, elevators, electrical, plumbing and heating, ventilating and air-conditioning (collectively, "HVAC") systems, fire and life safety systems, Critical Building Systems, building management systems, restrooms, the lobby, Common Area lighting, sidewalks, alleys, exterior landscaping and other Common Areas and facilities of the Development, in accordance with Class A standards of operation, maintenance and repair at Class A office buildings in the central business district of the City of Detroit. In the event any Laws (as hereinafter defined) are introduced requiring the modification or retrofitting of the foregoing or to use or occupy the Demised Premises or Development, all such work shall be Landlord's responsibility. Landlord shall also install, maintain, repair and replace or cause public utilities or other service providers to install, maintain, repair and replace, all necessary lines for water, gas, sewer, wiring, and utility connections whether inside or outside of the Demised Premises or the Building. Landlord shall promptly complete any such repairs and repair any and all damage to the Demised Premises which may result from such repairs and maintenance.

8.2 During the Lease Term, Landlord shall not permit any portion of the Development to be used or occupied for a use which would be inconsistent with maintaining a highly respected public image for the Building, including, without limitation, any of the "Prohibited Uses," described on Exhibit "G" hereto. Tenant agrees not to use, or permit to be used any portion of, the Demised Premises for any of the Prohibited Uses.

8.3 (a) During the Term Landlord shall maintain a concierge/security desk in the Building lobby adjacent to the front entrance of the Building.

(b) Landlord shall provide security monitoring for the Development (including the Parking Structure), twenty-four (24) hours per day, 365 days per year, through the Building command center pursuant to and in accordance with the Security Specifications (as hereinafter defined). Exhibit "G" hereto sets forth the current Building standard security specifications, procedures and systems ("Security Specifications"). During the Term, Landlord shall, at its sole cost and expense, cause the Security Specifications to be in place and enforced. Tenant agrees to comply with the Security Specifications as the same may be reasonably modified from time to time by Landlord, provided that (i) the Security Specifications shall at all times be consistent with security specifications for Class A office buildings in the downtown Detroit central business district; (ii) Landlord shall give Tenant written notice not less than thirty (30) days prior to any material change in the Security Specifications; and (iii) Landlord shall not make any change in the Security Specifications which would have a material adverse effect on Tenant. Landlord shall provide building access to all employees and vendors of Tenant and Tenant's sub essees (collectively, "Cardholders") twenty-four (24) hours per day, three hundred sixty-five ( 3 6 5) days per year. Landlord shall replace lost access cards, at the expense of Tenant, for a charge of Ten Dollars ($10.00) per card. Cardholders shall not be required to sign in at the security desk or elsewhere in the Common Areas provided the Cardholders have a Tenant or Building management issued identification access card.

(c) Tenant shall have access to the Demised Premises and the Parking Structure twenty-four ( 2 4) hours per day, 3 6 5 days per year, subject to Section 3 9 hereof and Exhibit "D" hereto.

8.4 Landlord will arrange for the furnishing of electricity to the Demised Premises. Basic Rental includes all charges for consumption of electricity for normal office purposes. If Tenant requires electrical current beyond the Building Standard Load as defined in the Building Design Criteria, Tenant shall pay for such consumption as additional rent. Charges for excess electrical consumption shall be billed monthly as additional rent. Any ducts, conduit or wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

8.5 (a) Landlord shall furnish the Demised Premises with heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises in accordance with the specifications set forth in the Building Design Criteria set forth on Exhibit "C" hereto except as may be prohibited by any applicable policies or regulations adopted by any utility or governmental agency or on Holidays ("Normal Business Hours"). "Holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

From an HVAC perspective, the Demised Premises shall be turned over in as-is condition and in its current configuration and shall meet the specifications set forth in the Building Design Criteria set forth on Exhibit "C" hereto. Any changes to the HVAC system require approval of Landlord and shall be at Tenant's sole cost and expense. Landlord's approval of HVAC changes shall not constitute Landlord's representation that the HVAC system as modified will meet the specifications set forth in the Building Design Criteria. Similarly, changes to the configuration of the Demised Premises or Tenant's use of, and level of occupancy in, the Demised Premises may affect Landlord's ability to deliver HVAC meeting the specifications of the Building Design Criteria.

(b) Landlord may make HVAC services available to Tenant at all times beyond Normal Business Hours promptly upon written request (which may be by email) from Tenant. Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, to the Demised Premises during hours requested by Tenant outside Normal Business Hours, such additional rent to be in an amount equal to Fifty Dollars ($50.00) per hour for heat and air conditioning. Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building or replacements of such equipment to the same specification as originally installed.

(c) Notwithstanding anything in this Lease to the contrary, Landlord shall have the right from time to time, with the prior consent of Tenant, to turn off any and all Building Systems other than during Normal Business Hours.

8. 6 Landlord shall _also furnish at Landlord's sole cost and expense except as otherwise provided in this Lease, janitorial service in accordance with Exhibit "D" hereto to the Demised Premises during the times and in the manner described in Exhibit "D" hereto.

8.7 Landlord shall provide the existing elevator service (including the freight elevators), 24 hours per day, 3 65 days per year.

8.8 Except as otherwise provided in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (c) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

8.9 Landlord shall provide at Landlord's cost lighting and running hot and cold water 24 hours per day, 3 65 days per year for normal office purposes and hours.

8.10 Landlord shall maintain the loading dock to the Building ("Loading Dock") during the Lease Term as a loading dock, in good operating condition, in a manner consistent with a first-class building in the central business district of the City of Detroit, and shall provide Tenant with access to the Loading Dock twenty-four (24) hours per day three hundred sixty-five (365) days per year. Tenant's use of the Loading Dock shall comply with the Rules.

8.11 Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Tenant shall have the right to install, at Tenant's expense, and subject to obtaining Landlord's consent, supplemental HVAC equipment ("Supplemental Equipment") in or serving the Demised Premises. Tenant shall maintain, repair and replace the Supplemental Equipment such that the Supplemental Equipment is and remains in good condition and repair and Tenant shall repair any damage to the Demised Premises and the Building caused by use of the Supplemental Equipment and the installation, maintenance, repair or replacement of the Supplemental Equipment and shall, at Landlord's request, remove the Supplemental Equipment at the end of the Term. Any such Supplemental Equipment shall be sub-metered at Tenant's expense for usage and Tenant shall pay the cost of such usage.

9. Alterations and Repairs.

9.1 Subject to the terms of this Lease, Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent. All such alterations, additions and improvements requiring the consent of Landlord shall be performed by the applicable Contractor and subject to conditions reasonably specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account and at Tenant's request, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto at prevailing market rates, not to exceed five percent ( 5%) of the cost of such work) as the work proceeds within thirty (30) days after receipt of statements therefor. Exhibit "C" hereto shall be applicable to any such alterations, additions or improvements. In connection with any alteration requiring Landlord's consent, Tenant shall reimburse Landlord for the actual reasonable fees charged to Landlord by a third-party architect or the Contractors (if such Contractor(s) do not perform the work) for review of the alteration plans relating to the systems originally installed by such Contractor.

9.2 Subject to the provisions of Section 8.1 hereof and the other provisions of this Lease, Tenant, shall keep the Demised Premises and every part thereof in good condition and repair. Except as otherwise set forth in this Lease, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises except as provided by law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics reasonably approved by Landlord and in accordance with the Rules relating thereto annexed to this Lease as Exhibit "C" hereto and all Laws. Tenant shall, subject to the provisions of Section 9.3 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear, repairs to be made by Landlord, alterations made by Tenant with Landlord's consent or which did not require Landlord's consent, and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

9.3 Upon the termination of this Lease by lapse of time or otherwise, Tenant shall surrender the Demised Premises together with all alterations, additions, and improvements thereto, in reasonably good order and repair, except for ordinary wear and tear, damage by fire, earthquake, acts of God or the elements, and damage for which Tenant is not obligated to make repairs under this Lease, failing which Landlord may restore the Demised Premises to such condition and Tenant shall pay the cost thereof. Upon such termination all installations, alterations, additions, hardware and improvements, including partitions which may have been installed by either Landlord or Tenant upon the Demised Premises, shall remain upon the Demised Premises and shall be Landlord's property, all without compensation, allowance, or credit, except that Tenant's trade and moveable fixtures and furniture, business equipment, moveable partitions, telephone and telecommunication equipment, wiring and cabling, computer systems and any other items of personal property shall remain Tenant's property. It is further provided, however, that (a) if at the time Landlord approves Tenant's plans therefor Landlord so directs by written notice to Tenant, Tenant shall also promptly remove such installations, alterations, additions, hardware and improvements placed in the Demised Premises by Tenant (which, for purposes of this Section 9.3 may include floor tiles as part of the raised floor, modified by Tenant) and designated in the notice, failing which Landlord may remove the same and Tenant shall pay the reasonable cost of such removal and of any necessary restoration of the Demised Premises.

10. Liens.

Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord's title to the Building, nor in any way subject Landlord's title to any claims by way of lien or encumbrance whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building or Demised Premises arising from any act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Landlord's title to the Building. Notwithstanding the foregoing or anything else to the contrary in this Lease, if a construction or mechanics lien is recorded against the Demised Premises or Building for work done or materials claimed to have been furnished to Tenant, Tenant shall not be in default unless Tenant has not removed any such lien or encumbrance or delivered to Landlord a title indemnity or bond or other security reasonably satisfactory to Landlord within twenty (20) days after written notice to Tenant by Landlord and in the event of such failure, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional rent reserved under this Lease due and payable forthwith.

11. Destruction or Damage

11.1 (a) In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within ninety (90) days after commencement of such repairs' provided, however, that Landlord shall have no obligation to repair any damage to or replace any property or effects of Tenant, and Landlord's sole obligation shall be to repair Landlord's work (as per Exhibit "C"). This Lease shall remain in full force and effect except that and abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance. If such repairs cannot, in Landlord's opinion, be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the

Building or if Landlord's reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11.1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord.
(b) In the event Landlord shall repair the Demised Premises, Tenant shall reconstruct the Demised Premises (other than Landlord's work) in accordance with working drawings originally approved by Landlord pursuant to Exhibit "C", and such modifications thereto as shall be approved by Landlord in writing. In not event shall Landlord be required to repair or replace any of the leasehold improvements installed by Tenant, Tenant's merchandise, trade fixtures, furnishings, equipment or other personal property. Tenant shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that immediately prior to such damage or destruction.

11.2    A total destruction of the Building shall automatically terminate this Lease.

11.3 If the Demised Premises are to be repaired under this Section 11, Landlord shall repair at its cost any injury or damage to the Building itself and improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit "C".

12. Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy (including proceeds which would have been received but for a party's failure to maintain insurance hereunder), any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, notwithstanding such party's commercially reasonable efforts to obtain the same, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.
13.     Eminent Domain.

If all or any part of the Demised Premises, Parking Structure or portions of the Common Areas reasonably required for Tenant's operations in the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, Landlord shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Landlord of such right to terminate shall be that the portion of the Demised Premises taken shall not be of such extent and nature substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise.
14.     Landlord's Insurance.

Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

(a) Commercial general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others in minimum amounts of Five Million Dollars ($5,000,000) combined single limit for injury to persons in any one occurrence, and Five Million Dollars ($5,000,000), combined single limit for damage to property in any one occurrence. The foregoing insurance may be provided by a combination of Landlord's primary and umbrella policies;

(b) Property insurance for damage to the premises and Landlord's personal property related to the ownership or management of the premises excluding Tenant's trade fixtures, equipment and personal property for the full replacement value of the Development;

(c) Loss of rental income insurance; together with such other insurance as Landlord, in its reasonable discretion, elects to obtain consistent with the insurance maintained by prudent owners of comparable Class A office buildings in the central business district of the City of Detroit. Subject to and without limiting the foregoing, insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient, provided that the same are comparable to such terms contained in policies maintained by prudent owners of comparable Class A Office buildings in the central business district of the City of Detroit.

(d) General Insurance Provisions - If requested by Tenant, certificates of insurance for such insurance shall be delivered by Landlord to Tenant on or before the Execution Date and at least annually thereafter. Landlord shall use reasonable efforts to cause each such policy to contain an endorsement prohibiting cancellation or reduction of coverage without first giving Tenant at least thirty (30) days' prior written notice of such proposed action.

15. Indemnification and Tenant's Insurance.

15.1 (a) Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, and Tenant shall indemnify, defend and hold Landlord harmless from any damage to any property or injury to or death of any person arising in, on or about the Demised Premises.

(b) Landlord hereby waives all claims against Tenant for damages to any property or injury or death of any person in, upon or about the Development (other than the Demised Premises) arising at any time and from any cause whatsoever, and Landlord shall indemnify, defend and hold Tenant harmless from any damage to any property or injury to or death of any person arising in, on or about the Development (other than the Demised Premises).

(c) The foregoing indemnity obligation of Tenant and Landlord shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made.

(d)     The provisions of this Section 15.1 shall survive the termination of this

Lease with respect to any damage, injury or death occurring prior to such termination.

15.2 Tenant shall procure and keep in effect commercial general liability insurance, including property damage and contractual liability, on an occurrence basis with bodily injury and property damage combined single limits of liability of not less than Two Million Dollars ($2,000,000) per occurrence. Such insurance shall name Landlord,

Landlord's property manager, if applicable, as "additional insureds", shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. Tenant shall use reasonable efforts to cause each such policy to contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord at least thirty (30) days prior written notice of such proposed action.

15.3 Tenant shall maintain property insurance against the risks of physical loss for the full value of all personal property and leasehold improvements within the premises, including business interruption coverage for loss of income, continuing expenses, and extra expenses.

15.4 In accordance with the statutory requirements set by the State of Michigan, tenant shall carry workers compensation insurance, including employer's liability insurance.

15.5    Intentionally Deleted.

15.6     Tenant shall deliver policies of the insurance required pursuant to Section

15.2 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. All insurance required to be maintained by Tenant under this Lease shall be issued by insurance companies admitted to do business in the State of Michigan and having an A.M. Best & Co. financial strength rating of "A" or better.

16. Compliance with Legal Requirements.

16.1 Except as provided in Section 16.2 hereof and for the obligation of other tenants of the Building with respect to their respective premises, Landlord shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force with respect to the Development, including, without limitation The Americans with Disabilities Act (herein referred to as "Laws"). In addition, Landlord shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any Law by any public officer or officers, as well as the provisions of all recorded documents affecting the Development, insofar as any thereof relate to or affect the Development.

16.2 Tenant shall promptly comply with all Laws, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted of which Tenant has been notified of in writing, with any occupancy certificate or directive issued pursuant to any Law by any public officer or officers, as well as the provisions of all Current Encumbrances (as hereinafter defined), insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act. Tenant shall have the right to contest, without cost to Landlord, the validity or application of any such rule, order or regulation required to be complied with by Tenant pursuant to Section 16 hereof and may postpone compliance therewith, provided such contest does not subject Landlord to criminal prosecution for noncompliance therewith and, further, provided, that Tenant promptly pays all fines, penalties and other costs and interest thereon imposed upon Landlord as a result of such noncompliance.

16.3 If there is now or shall be installed in the Demised Premises a "sprinkler system", and such system or any of its appliances shall be damaged or injured by reason of any act or omission of Tenant, or Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense. If the Fire Insurance Rating Organization or any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, after initial occupancy or if any such changes, or other contents of the Demised Premises, after initial occupancy or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the first insurance rate as fixed by a Fire Insurance Company insuring the Building, as a result of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment or remove or relocate such partitions, trade fixtures or other contents of the Demised Premises.

17.     Assignment and Subletting.

17.1 Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. Landlord agrees that it will not unreasonably withhold its consent to a proposed assignment or subletting. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (a) the business reputation of the proposed assignee or subtenant and its officers, directors and owners; (b) the nature of the business of the proposed assignee or subtenant and its effect on the other tenants of the Building; (c) the financial stability of the proposed assignee or subtenant; and (d) restrictions, if any, contained in leases or other agreements affecting the Development. Except as provided in Section 17.3 hereof, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Tenant shall not have the right to sublet or assign to a non-affiliate after the initial Term of this Lease.

17.2 (a) If at any time or from time to time during the Term, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. If the proposed subletting or assignment is to a non affiliate of Tenant, Landlord may terminate this Lease as the portion of the Demised Premises which Tenant proposes to sublet or assign, such termination right to be exercised by notice from Landlord to Tenant within thirty (30) days after Tenant's notice to Landlord of the proposed sublet or assignment, provided that such termination notice by Landlord shall not be effective if, within thirty (30) days after Landlord's termination notice to Tenant, Tenant give notice to Landlord retracting the proposed sublet or assignment notice.
(b) In the event Tenant shall so sublet a portion of the Demised Premises to a non-affiliate of Tenant, or assign this Lease to a non-affiliate of Tenant, and Landlord has not terminated this Lease fifty percent (50%) of all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease together with all reasonable costs (such as legal and brokerage fees and tenant improvements) in connection with such assignment or subletting (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

17.3 Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

18. Tenant Rules and Regulations.

Tenant shall faithfully observe and comply with the Tenant rules and regulations annexed to this Lease as Exhibit "D" hereto and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord so long as such rules and regulations are uniformly applied to all other similarly situated tenants and occupants of the Building (the "Rules"). Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules, provided, however, Landlord shall enforce the Rules on a non-discriminatory basis, provided, further, however, that if the breach of any such rules or regulations shall adversely affect Tenant's operations in the Demised Premises, Landlord shall use commercially reasonable efforts to enforce the same. If there is any conflict between this Lease and such rules and regulations, the provisions of this Lease will prevail.

19. Entry by Landlord.

19.1 Landlord and its designees may enter the Demised Premises at reasonable times to (a) inspect the Demised Premises (b) exhibit the Demised Premises to prospective purchasers and lenders and during the last nine (9) months of the Term, prospective tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, and (e) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. In connection with such entry, Landlord shall use its commercially reasonable efforts not to interfere with Tenant's business operations in the Demised Premises and minimize any such interference and, except in an Emergency (as hereinafter defined), to only enter the executive offices and other areas containing confidential information with the Demised Premises with the prior consent of

Tenant.    Except pursuant to (d) above and in an emergency, an event requiring immediate action, e.g., danger to health, life or property, fire water seepage, sewer backup or cessation or interruption of any facility servicing the like, (an "Emergency"), Landlord shall give Tenant reasonable prior notice (which need not be in writing) of entering into the Demised Premises and Tenant may accompany Landlord. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry during an Emergency. In the event of an Emergency, Landlord shall give reasonable notice under the circumstances prior to entering the Demised Premises.

19.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance and executive offices and other areas containing confidential information as reasonably determined by Tenant); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any Emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof. Damage to the Demised Premises resulting from Landlord's entry shall be repaired at Landlord's expense.

20. Events of Default - Tenant.

20.1 The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental or any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after written notice thereof from Landlord; or (b) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after written notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; (c) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (d) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (e) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

20.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months' rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21. Remedies.

21.1 Any time an uncured Event of Default by Tenant as set forth in Section 20.1 hereof exists, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant as required by law (currently, at least thirty (30) days prior written notice), or Landlord, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Section 20.1 hereof (other than notice and/or demand required by applicable law), and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach (other than the aforesaid right of termination) exercise any one or more of the remedies hereinafter provided in this Section 21.1, or as otherwise provided by law, all of such remedies (whether provided herein or by law) being cumulative and not exclusive:

Landlord shall have the right to recover the rental and all other amounts payable by Tenant under this Lease as they become due (unless and until Landlord has terminated this Lease and all other damages incurred by Landlord as a result of an Event of Default.) Landlord may enter the Demised Premises either by summary proceedings or by any other lawful proceeding (without thereby incurring any liability to Tenant and without such entry being constituted an eviction of Tenant or termination of this Lease) and take possession of the Demised Premises excluding all personal property of every kind on the Demised Premises not owned by Landlord, and Landlord shall at any time and from time to time relet the Demised Premises or any part thereof for the account of Tenant, for such terms, upon such conditions and at such rental as Landlord may in the exercise of its commercially reasonable judgment deem proper. In the event of such reletting, (i) Landlord shall receive and collect the rent therefrom and shall first apply such rent against such expenses as Landlord may have incurred in recovering possession of the Demised Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorney's fees and real estate commissions, together with an additional fifteen percent (15%) of such expenses, which Landlord may have paid or incurred in connection with such repossession and reletting, and then shall apply such rent against the rent as it comes due under this Lease, and (ii) Landlord may execute any lease in connection with such reletting in Landlord's name, as Landlord may see fit, and the tenant of such reletting shall be under no obligation to see to the application by Landlord of any rent collected by Landlord.

21.2 Landlord shall use its commercially reasonable efforts to mitigate its damages in the event of an uncured Event of Default, but Landlord shall not be required to favor the Demised Premises if there are other vacant comparable premises in the Building.

22.     Termination upon Default.

Upon a termination of this Lease by Landlord pursuant to Section 21 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Demised Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Demised Premises for such period; and (d) Landlord's other actual damages (if any), proximately caused by the Event of Default. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed from the date such rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent ( 2%) in excess of the prime rate as published in The Wall Street Journal or, if a higher rate is legally permissible, at the highest rate legally permitted. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1% ). Notwithstanding the provisions of Section 2 2 hereof to the contrary, Tenant shall continue to pay the difference between the rental herein reserved over the then reasonable rental value of the Demised Premises for the remainder of the stated term on a monthly basis until such time, if at all, that such amounts are in arrears for in excess of sixty (60) days, in which event Landlord shall have the right to accelerate such amounts in accordance with Section 2 2 (c) hereof.

23. Landlord's Right to Cure Defaults.

All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental except as expressly provided herein. If Tenant shall fail to pay any sum of money, Basic Rental and other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, and such failure results in an Event of Default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24. Landlord's Default

Landlord shall not be deemed in default under the terms of this Lease unless (i) Landlord shall fail to pay any amount payable hereunder when and as such sum becomes due and payable and such failure shall continue for more than thirty (30) days after written notice thereof from Tenant or (ii) Landlord shall fail to perform its obligations under this Lease for more than thirty (30) days after written notice of such default shall have been received by Landlord (except in the event of an Emergency, in which case no notice or cure period shall be required), provided that if the curing of such default reasonably requires in excess of thirty (30) days (except in the case of an Emergency), Landlord shall not be deemed in default hereunder if it shall commence to cure such default within such thirty (30) day period and thereafter diligently prosecutes such cure, then Tenant shall have its rights and remedies provided at law and in equity and pursuant to the provisions of this Lease. In addition and notwithstanding the foregoing or anything else to the contrary contained in this Lease, if any such default materially and adversely affects Tenant's use of the Demised Premises then, Tenant shall have the right but not the obligation to cure or correct said default provided Tenant shall give Landlord five (5) days' prior written notice of its intention to cure or correct the Landlord default (and for defaults for which Landlord is provided a five (5) day cure period, Landlord has failed to cure said default within such five (5) day cure period) except in an Emergency when only reasonable notice will be provided. In connection with the exercise of its rights under this Section, Tenant shall use reasonable efforts not to materially and adversely affect other tenants' occupancy of the Building and Tenant may only engage the
Contractors to perform any work involving the Critical Building Systems.

Lease.

The provisions of this Section 24 shall survive the expiration or termination of this

25.     Attorneys Fees

The prevailing party in any lawsuit between Landlord and Tenant shall be reimbursed by the non-prevailing party for its reasonable attorney's fees and costs.

26.     Subordination and Nondisturbance Agreement.

2 6.1 (a) Landlord represents and warrants to Tenant that the Development is only encumbered by the matters identified on Exhibit "F" hereto ("Current Encumbrances"). If Landlord desires that Tenant subordinate its interest in this Lease to the holder of a mortgage on the Development, Tenant shall execute a subordination, nondisturbance and attornment agreement in such mortgagee's standard form and if Tenant fails to do so within ten (10) business days after such demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, in its name, place and stead to do so.

(b) Within ten (10) business days after Tenant's request therefore, Landlord shall deliver, to any lender holding a security interest in Tenant's personal property located within the Demised Premises, an acknowledgement and subordination in a form reasonably acceptable to Tenant and Tenant's lender.

27.     Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

28.     Non-liability of Landlord.

2 8.1 In the event Landlord hereunder or any successor owner of the Building shall sell or convey the Building and the successor thereto shall assume such liabilities and obligations, all liabilities and obligations on the part of the original Landlord or such successor owner making such conveyance under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations hereof, shall be binding upon the new owner. Tenant shall attorn to such new owner.
28.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building or for any damage or loss of property within the Demised Premises from any cause other than by reason of the failure by Landlord to comply with the Lease or the negligence or willful act of Landlord, and then only if such damage or loss is not covered by Tenant's insurance, except as otherwise provided in this Lease, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.
28.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of its partners shall be liable for any deficiency.

29.     Estoppel Certificate.

At any time and from time to time upon ten (10) business days' prior request by Landlord or Tenant, the other party will promptly execute, acknowledge and deliver to the requesting party, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord or Tenant. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

30. Holding Over.

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, by lapse of time or otherwise, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to (i) for the first sixty (60) days of holdover, one hundred twenty -five percent (12 5%) of the monthly Basic Rental payable hereunder for the last lease year, and (ii) for any holdover beyond said sixty (60) days, one hundred seventy-five percent (17 5%) of the monthly Basic Rental payable hereunder for the last lease year (plus all other charges payable by Tenant under this Lease) such occupancy charges to be payable from the expiration or termination of this Lease until the end of the calendar month in which the Demised Premises are delivered to Landlord in the condition required herein. If Landlord shall enter into a new lease or amend an existing lease for premises in the Building for all or a portion of the Demised Premises at the end of the Term, Landlord shall so notify Tenant and if Tenant fails to vacate and deliver all or such portion of the Demised Premises to Landlord within sixty (60) days after receipt of such notice (but in no event prior to the expiration or earlier termination of this Lease), Tenant shall be responsible for any and all damages incurred by Landlord as a result of Tenant's failure to so vacate and deliver the Demised Premises or such portion thereof (including the loss of such lease or amendment).

31. Abandonment.

If Tenant shall abandon (and cease paying rent) or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises for a period of Five (5) days after such abandonment or surrender shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense after ten (10) days written notice to Tenant.

32.     Waiver.

3 2.1 The waiver by Landlord or Tenant of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant, as applicable, of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

32.2 Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of the possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.
33.     Notices.

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when (i) personally delivered, or (ii) deposited in the United States mail, certified or registered, return receipt requested, postage prepaid or sent by U.S. Express Mail or any nationally recognized overnight carrier, in each case with a signed receipt obtained upon receipt, or (iii) delivery by any such means is refused, and addressed as follows: to Tenant at the address set forth in section 1(i) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1 (j) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant.

34.     Complete Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

35.     Authority.

Each of the persons executing this Lease on behalf of Landlord and Tenant do hereby covenant and warrant to the other that Landlord or Tenant, as the case may be, is a fully authorized and existing entity, that Landlord or Tenant, as the case may be, has and is qualified to do business in Michigan, that the entity has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the entity are authorized to do so.

36.     Inability to Perform.

Except as otherwise provided herein, if either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of any strike, lockout, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riot, insurrection, picketing, sit-in, war or other reason of a like nature not attributable to the negligence or fault of the party delayed in performing work or doing any act required under the terms of this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period. Notwithstanding the foregoing, the provisions of this Section 36 shall not operate to excuse Tenant from the prompt payment of the Basic Rental or Landlord or Tenant from making any other payments required by the terms of this Lease.

37.     Covenant of Quiet Enjoyment.

So long as no Event of Default has occurred and is then continuing, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this Lease. Landlord represents and warrants to Tenant that Landlord holds a leasehold interest in the Development pursuant to that certain lease between Fee Owner and Landlord, subject only to the Current Encumbrances, and that the Current Encumbrances do not prohibit the conduct by Tenant of Tenant's Use (as defined in Section l(h) hereof) at the Demised Premises.

38. Signage.

Subject to rights of existing tenants, Landlord shall work with Tenant to obtain signage in the Building. At tenant's sole cost and expense.

39. Parking.

(a)     Commencing at the time of occupancy, Landlord will provide Tenant with Two Hundred Forty-Nine (249) parking spaces as included in the Rental Rate and up to Two Hundred (200) parking at One Hundred Seventy-Five (17 5) monthly parking rate per space per month,

(b) Landlord shall cause the Parking Structure to be available for ingress and egress by employees, customers and invitees of Tenant twenty-four (24) hours a day, three hundred sixty-five (3 65) days per year, under arrangements reasonably satisfactory to Tenant and Landlord and in accordance with the Security Specifications. The Parking Structure shall be used for vehicle parking during the Term, Tenant may not sublease, assign or license its parking spaces to third parties that do not occupy any portion of the Demised Premises or have the right to occupy any portion of the Demised Premises.

(c) Except as otherwise set forth in this Lease, the Parking Structure shall be operated in accordance with the Rules set forth in Exhibit "E" as established by Landlord from time to time and uniformly applied to all occupants of the Office Premises.

(d) Landlord shall provide parking spaces in the Parking Areas for Tenant's customers pursuant to a ticket validation program. Such parking shall be for a period with respect to each car not to exceed the amount of time designated by Landlord from time to time. The validation charge for Tenant's customers shall be established by Landlord prior to the Commencement date and shall be subject to periodic increases as determined by Landlord based on increases on the charges for parking in the Parking Areas. Tenant shall receive invoices from Landlord on a monthly basis for each parking ticket validated by Tenant and the amount due shall be payable with ten (10) days after presentation of an invoice therefore together with copies of the validated tickets.

40. Building Amenities

Landlord shall make available for use by Tenant at no cost to Tenant except as provided below, the following Building amenities, each of which shall be maintained by

Landlord in a first class condition and in at least the same or better condition as existing as of the date of this Lease, at Landlord's sole cost and expense. Such Building amenities shall be made available by Landlord during the entire Term except as provided below:
(a) (i) Landlord may, during the Term, operate, or cause to be operated, the Market Place Cafe ("Cafe") located on the second (2nd) floor of the Building for the non exclusive use by Tenant's employees and guests as a sit-down, cafeteria style food service operation during the hours of 7:00am-10:00 a.m. (breakfast) and 11:00 a.m.-1:30 p.m. (lunch) and offering food in substantially the same manner as the Cafe is being operated as of the date of this Lease; provided, however, the hours of operation and prices are subject to change so long as such hours of operation are consistent with other similar cafeterias operated in Class A office buildings in the general geographic area of the Development and the Cafe operates for breakfast and lunch Monday through and including Friday. Notwithstanding the foregoing or anything else to the contrary if Landlord desires to cease operating the Cafe Landlord shall provide Tenant at least ninety (90) days' notice prior to the date Landlord ceases operating the Cafe,

(b) The lobby in the Building for special events. Tenant acknowledges that the lease with the Hard Rock Cafe provides the limitations on the use of the lobby as described on Exhibit "D" hereto.

41. Miscellaneous.

41.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Article and Section headings are used for convenience and shall not be considered when construing this Lease. The Exhibits attached to this Lease are incorporated into and made a part of this Lease. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, if there is a conflict between this Lease and the provisions of any of the Exhibits, the provisions of this Lease shall control. As used in this Lease, "including" and its variants mean "including, without limitation" and its variants.

41.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

41.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

41.4 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

41.5    This Lease shall be governed by and construed pursuant to the laws of the

State of Michigan.

41.6 Whenever this Lease (including any of the Exhibits) provides that a party's consent or approval is required or may be obtained, Landlord and Tenant agree that such consent or approval shall not be unreasonably withheld, conditioned or delayed.
41.7 This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO LEASE BETWEEN COMPUWARE CORPORATION AND COVISINT CORPORATION___

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section l(a) on this 28th

day of March, 2014.

WITNESS:     COMPUWARE CORPORATION,

a Michigan corporation

/s/ Gail Lopez
Gail Lopez

By:

/s/ Denise Starr
Denise Starr

Its:    CAD

"LANDLORD"

COVISINT CORPORATION

a Michigan corporation

/S/ Michael A. Sosin
By:    /s/ Samuel M. Inman, III

Its: Interim President and Chief Executive Officer
"TENANT"

EXHIBIT "A"

LEGAL DESCRIPTION OF LAND AND PARKING STRUCTURE

Land in the City of Detroit, County of Wayne, Michigan, being a part of "Section No. 7

Governor and Judges Plan of the City of Detroit", as recorded in Liber 34, Page 544 of Deeds and in Liber 1, Page 19 9 of Plats, and the "Subdivision of Lot 80, Section 7, Governor and Judges Plan", as recorded in Liber 1, Page 2 71 of Plats, Wayne County Records comprised of:

Lots 40 through 49 inclusive, Lot 79, 80, (being replatted as Lots 1 through 5 inclusive, of said subdivision of Lot 80) and 81, the vacated alleys adjacent to these lots, Lot 1, Lots
50 through 56 inclusive, Lots 82 through 84 inclusive, the vacated alleys between Lots

50 through 52 and Lots 8 2 through 84, the vacated alley between Lots 53 through 54 and Lot 55, the part of the alley as vacated, between Lot 2 and Lot 54, a part of Library Avenue (60 feet wide) as vacated between (i) Lots 53, 55 and 56, the vacated alley between Lots 53 and 55, and (ii) Lots 52 and 84, and the vacated alley between Lot 52 and 84, a part of Farmer Street (60 feet wide) as vacated between (i) Lots 50 and 82 and the vacated alley between Lot 50 and 82 and (ii) Lots 49, 80 and 81, and the vacated alley between Lots 49 and 81, and the vacated alley between Lots 54 and 55. The Westerly 10 feet of Monroe, as proposed to be vacated, the Northerly 26.7 feet of Campus Martius, as proposed to be vacated, the Easterly 10 feet of Woodward Ave., as proposed to be vacated, the Southerly 10 feet of Gratiot Avenue, as proposed to be vacated, and the Southerly 10 feet of Farmer Street, as proposed to be vacated, except land taken for Randolph Street (width varies) being more particularly described as follows:

Beginning at a point distant North 7 5 degrees 10 minutes 18 seconds West 14.15 feet from the Northwesterly corner of Lot 40 of the said "Section No. 7 Governor and Judges Plan of the City of Detroit", said point also being at the intersection of the proposed Easterly line of Woodward Avenue (width varies) and the proposed Southerly line of Gratiot Avenue (width varies); thence North 59 degrees 50 minutes 52 seconds East
280.88 feet along the said proposed Southerly line of Gratiot Avenue to a point on the proposed Southerly line of Farmer Street (60 feet wide); thence South 60 degrees 06 minutes 57 seconds East 51.09 feet along said proposed Southerly line to a point on the extension of the Easterly line of Gratiot Avenue (width varies); thence North 29 degrees
46 minutes 55 seconds East 401.65 feet along said Easterly line to a point on the Southerly line of a 20 foot wide alley; thence South 60 degrees 06 minutes 10 seconds East 140.46 feet along said Southerly line to a point on the Easterly line of said alley; thence North 2 9 degrees 46 minutes 31 seconds East 40.00 feet along said Easterly line, and its extension, to a point on the Southerly line of Lot 2 of the said "Section No. 7

Governor and Judges Plan of the City of Detroit"; thence South 60 degrees 06 minutes 10 seconds East 30.11 feet along said Southerly line to a point on the Westerly line of Lot 1; thence North 29 degrees 46 minutes 26 seconds East 22.99 feet along said Westerly line to a point on the Southerly line of Randolph Street (width varies); thence South 26 degrees 17 minutes 44 seconds East 7 2.53 feet along said Southerly line to a point on the proposed Westerly line of Monroe Avenue (120 feet wide, proposed 110 feet wide); thence South 29 degrees 45 minutes 57 seconds West 712.42 feet along said proposed Westerly line to a point on the proposed north line of Campus Martius; thence South 89 degrees 46 minutes 54 seconds West 198.63 feet along said North line to a point on the said proposed Easterly line of Woodward Avenue (width varies); thence North 30 degrees
11 minutes 27 seconds West 289.61 feet along said Easterly line to the point of beginning. Commonly known as: 1044 Woodward Avenue, Detroit, Ml 48226

A-1

EXHIBIT "A-1" SITE PLAN

EXHIBIT "8" DEMISED PREMISES
EXHIBIT "C"

Office Tenant Design Criteria and Construction Manual

COMPUWARE BUILDIING
ONE CAMPUS MARTIUS DETROIT, Ml48226

OfficeTenant - Design Criteria
and Construction Manual

Hines
Property Management Office
Located on 3 Woodward
313-227-4848

re

THE TECHNOLOGY
PEFWORMANCE COMPANY

Compuware Building
Office Tenant- Design Criteria & Construction Manual     08/13/13

10.    Attachment- TenantfTenant Contractor Close-Out Requirements Matrix ........................ 1

11.    Attachment- Hines Special Request Form ......... ... ... ... ..................... ...................2

Compuware Building
Office Tenant- Design Criteria & Construction Manual     08/13/13

1.     INTRODUCTION

• The purpose of this document is to provide information for the general office tenant improvement work or alterations at the Compuware building. Some of the requirements and provisions in this manual may differ from specific requirements and provisions contained in the lease of a particular tenant. In the event of any conflict between a particular tenant's lease and this manual, the lease shall control and shall be deemed to modify this manual. Anyone involved in the management of a particular tenant improvement or alteration project should be familiar with the relevant requirements and provisions in the tenant's lease, if any, which modify this manual. However, in the absence of any modifying lease provisions, the requirements, rules and regulations set forth in this manual will govern the design and construction of all tenant improvements or alterations at the Compuware building. Landlord reserves the right to rescind, add or modify this document at any time.

1
Compuware Building

9/14/12

Office Tenant- Design Criteria & Construction Manual

1. General Information
1.1.    Building Address Information

Mailing Address
Tenant Name
One Campus Martius
Suite#     _
Detroit, MI 48226

I
Street Address
1044 Woodward Avenue
Suite#     _
Detroit, M148226

1.2.    Contact Information

Hines: Property Management Office
The Property Management Office is located in the building
Main Number    313-227-4848
Fax Number    313-227-4860
General Email Address    Hines@Compuware.com
Tenant Portal    hines.awaremanager.com/ ompuware

Name	Title	Contact Information
Michael B. McNally	Property Manager	Ph: 313-227-5613 Michaei.McNallv@Hines.com
Pete Rzotkiewicz	Building Services Manager	Ph: 313-227-5616 Pete.Rzotkiewicz@Hines.com
Chris Hewitt	Engineering Manager	Ph: 313-227-5611 Chris.Hewitt@Hines.com
Leslie Wojcik	Project Accountant	Ph: 313-227-9233 Leslie.Woicik@Hines.com
Nancy Verstraete	Tenant Services Coordinator	Ph: 313-227-5615 Nancv.Verstraete@Hines.com
Kim Runyon	Receptionist	Ph: 313-227-4848 Kim.Runvon@Hines.com

Building Security
Security Command Center (SCC)    313-227-6111
Located in the Atrium near the Farmer Street Entrance.

Concierge's Desk    313-227-4887
Located in the Atrium near the Main Entrance.

Emergency Numbers Police Emergency Medical Emergency Fire Emergency

911
911
911

2.    PREFERRED AND CRITICAL SYSTEM CONTRACTORS

Architects:     Von Staden Architects
Gail Bernard Von Staden
240 Main Street
Suite 200
Birmingham, Ml48009 (248) 646-9933

General Contractor:
Schaible Builders Inc. P.O. Box 676
St. Clair Shores, Ml 48080-0676 (586) 949-7969

Mechanical:    Limbach, Inc.
Thorn Barry P.E.
926 Featherstone Road
Pontiac, Ml 48342 (248) 335-4181

Plumbing:     Guardian Plumbing
34360 Glendale Livonia, Ml48154 (734) 513-9550

* Life Safety:	Siemens Building Technologies SST (Fire Systems) Lisa Rollstin
45470 Commerce Center Drive Plymouth Township, Ml48170 (734) 456-3801
1-800-832-6569 for 24 HR Emergency

Fire Suppression:

Elite Fire Safety, Inc. Nate Merritt
25200 Telegraph Road, Suite 118
Southfield, M148033
(248) 834-4467 (including emergencies)

Electrical:	G.S.I. (Gemellaro Systems Integration, LLC) Edward Gemellaro
376 Robbins Dr.
Troy, Ml 48083 (248) 585-5535

* Denotes Critical System Contractor

Electrical Cont'd: Siemens Energy & Automation, Inc. (Electrical Systems) AI Gutenschwager
21741 Melrose Avenue Southfield, Ml 48075 (248) 357-7346

Glass:    Christy Glass Co.
Dennis Pokropowicz
570 W. 8 Mile Road Ferndale, Ml 48220-2400 (248) 544-8200

Paint:    JPD Painting Inc.
Joseph Peter Deighan
31395 Fairfax Avenue Beverly Hills, Ml 48025 (248) 203-6654

Utilities:    Detroit Edison
2000 Second Avenue Detroit, Ml 48226 (313) 235-7201

Janitorial:	Preferred Building Services, LLC Mike Licatta
23077 Greenfield Road
Suite 107
Southfield, Ml 48076 (248) 559-0700

*Access Control System:
Conti Technologies
Bill Atwell
64117 Center Drive Sterling Heights, Ml48312 (586) 274-2268
batwell@contitechnologies.com

* Denotes Critical System Contractor

3.    BUILDING DESIGN CRITERIA

3.1.     Intended Design Conditions

Outside design conditions are as follows:
•    Summer     90° F DB*
73° F WB*

•    Winter     5° F DB**

•    Evaporative Cooling

Equipment Ambient
Air Temperature

•    Sensible Cooling
Equipment Ambient
Air Temperature

*     Based on ASHRAE 1997, 0.4% Design for Detroit, Michigan
Less than ASHRAE 1997, 99.5% Design for Detroit, Michigan

Indoor Design Conditions     Summer     Winter

•    Office areas

•    Cafeteria (Dining)

•    Kitchen

•    Wellness Center

•    Wellness Shower/Locker

•    Child Development Center

•    Child Development Center
Outdoor Play Area
Portion within Parking Deck

75° F DB     72° F DB
50% RH (max.)     30% RH

75° F DB     72o F DB+/-
50% RH (max.)     No Humidification

75° F DB+     72° F DB+

72° to 75° F DB     72° to 75° F DB
50% RH (max.)

75° F DB     75° F DB
60% RH (max)     30% RH

75° F DB     72° to 75° F Db
50% RH (max)     30%

No Cooling     Radiant "Warming"

•    Atrium (occupied portions)     75° F DB
50% RH (max)

72° F DB
No Humidification

•    Retail     76° F DB
60% RH (max)

•	Pedestrian Walkway from aoo F DB Parking Deck to Office Building

72o F DB
No Humidification

68° F DB

Indoor Design Conditions     Summer     Winter

•     Data Center     75° F DB     72° F DB
50% RH (max)     35% RH

• UPS Room	80° F	70° F
	55% RH	No Humidification

• Telephone Room	80° F	70° F
	55%	30%

•     Telecom Room     75° F DB     72° F DB
55% RH (max)     30% RH

•     Security Office     75° F DB     72° F DB
55% RH (max)     30% RH

• Mechanical/Electrical Equipment Rooms	100° F DB (max)	60° F DB
• Penthouse AHU Room	100° F DB (max)	60° F DB
• Enclosed Parking Heating	No Cooling (Ventilation only)	Above Ceiling 50° F
• Enclosed Shaft	78° F DB 55% RH (max)	72° F DB
• Elevator Lobbies at Parking Structure	1ooo F DB (max)	50° F DB No Humidification
• Stair Towers at Parking	100° F DB (max)	No Heating
Structure		Ventilation

Outside Air Ventilation Rates:
•     Outside air ventilation rates will be in accordance with ASHRAE Standard 62-
1999 "Ventilation for Acceptable Indoor Air Quality" and /or mechanical code.

•	Variable volume air handling systems will include controls to maintain the required minimum outside air ventilation rates throughout the entire range of system airflows.

Air Change Rates:

•	Minimum air change rates will be as follows (unless heating cooling load and applicable codes(s) necessitates higher value)

•    Office areas:     4 air changes/hours

•	Conference Rooms (occupied Mode) As required to maintain the Room outside air Fraction (no. of people x 20 cfm/person x 0.5 Intermittent Occupancy factor/room total fm) < =0.23; Or 4 air changes per hour (whichever is greater)

•	Toilet Rooms: 10 air changes/hour exhausted to outdoors)

•     Cafeteria:     6 air changes per hour
•     Gymnasium, Racquetball, Cardiovascular, 2 air changes/hour
Free Weights (high-bay areas)

•     Aerobics:     6 air changes/hour

•	Locker Rooms: 10 air changes/hour (exhausted to outdoors) during Occupied Mode.

•	Child Development Center Classrooms: As required to maintain the room outside air Fraction (no. of people x 15 fm/person/room total cfm)
<=.023; or 4 air changes per hour (whichever is greater)

•	Kitchen: 10 air changes per hour; or greater if required by Exhaust hood flow rates.

•     Atrium -at skylight:     1.5 cfm/sq. ft.

•     Atrium -Ground Floor and Second Floor     2 cfm/sq. ft.
•     Print Room (at Data Center)     6 air changes per hour
(exhausted to outdoors)

•	Below grade (enclosed) Parking: 1.5 cfm per square foot at full flow, and minimum 5 cfm per person when at low flow as controlled by Carbon monoxide detectors.

Intended Electrical Design
•     General Office Lighting
(Including task lighting)     1.5 watts/sq. ft.
•     General Office Power
(Receptacle, including computer/data processing)     3.5 watts/sq. ft.
•     Telecommunication Closets     20     watts/sq. ft.
•     Technology Labs     30     watts/sq. ft.
•     Lobby Lighting and Assembly Areas     8     watts/sq. ft.
•     Mechanical Rooms/Core Areas     3     watts/sq. ft.
•     Wellness Center     5     watts/sq. ft.
•     Cafeteria     5     watts/sq. ft.
•     Kitchen (assuming gas cooking)     20     watts/sq. ft.
•     Child Development Center     6     watts/sq. ft.
•     Training Center     8     watts/sq. ft.
•     Retail     14     watts/sq. ft.

3.2.     General Requirements

•
Equipment and materials shall not contain asbestos or PCBs. Prior to the final review and field visit the Contractor shall certify in writing that the equipment and materials installed in this Project contain no asbestos or PCBs.

•
All equipment and material to be furnished and installed on this project shall be approved by the City of Detroit as required by that authority and shall be suitable for its intended use on this Project.

•    Certificates of Insurance, with required coverage limits, shall be provided to the
Landlord prior to the start of construction.

•
Tenant shall provide Landlord with written requests and plans for all Tenant Improvements. Landlord, will review all Tenant Improvement requests, plans, specifications and construction schedules in a timely fashion. Upon Tenant and Landlord agreement, Landlord will provide Tenant with approval to proceed.

•	Upon project completion, Tenant will provide Landlord with three As-Built sets of drawings and a GAD/PDF file.

Permit Process

•
Tenant's Contractor will be responsible for obtaining all necessary building and occupancy permits for the project unless otherwise requested by Tenant. Contractor's pricing proposal should include all required permitting costs and applicable taxes.

Move-in

•
Sufficient advanced notice must be provided to the Landlord prior to the establishment of move-in date(s). Tenant and Tenant Construction Manager will provide notice well in advance of targeted move-in date(s) for reserving and scheduling use of the loading dock, service elevators and/or any other required building resource.

3.3.    Structural information

•
Any live loads in excess of 50 psf or modifications to the structure must be approved by the Landlord's professional structural engineer to insure that initial design criteria is met or to develop appropriate structural design modifications if required.

3.4.    Mechanical, Electrical. and Plumbing (MEP) Information

Mechanical

Building Standard FPTU/Controller/Temperature Sensor - Model Information: Titus (Overhead), Model- DTQS, Fan Powered Constant Volume
Titus (In-Floor), Model- DLHK, Low Profile Fan Powered Constant Volume
Titus (Under Floor), Model- DTQS-ECM, Fan Powered w/ ECM Blower
Auto-Matrix- Controller, Model- SBC-VAVrf
Auto-Matrix - Temperature Sensor, Model - STAT3

Cooling
•    Open cubicle areas:
Cooling to the tenant floors is provided from a central chiller plant and primary air handler system located in the penthouse mechanical room on level16.
46° F primary air that is re-circulated from the tenant floors and mixed with outside air is delivered from six (6), [three (3) per wing], chilled water cooled and humidified (winter only) primary air handler fans. Each air handler is rated at 90,000 cfm and is located in the mechanical area. Six (6) vertical shaft risers, three (3) per wing deliver the 46° F primary air to six (6), three (3)
per wing vertical fan mixing units (VMFU's) rated at 13,700 cfm each located in small mechanical rooms, three (3) per wing on each floor. At the VMFU's the primary air is mixed with the ceiling plenum return air to deliver a mixed air temperature of approximately 62° F (resettable from thermostats in space)
to the tenant space through the under floor air distribution system. Air flow is directed to each cubicle through an in floor air diffuser that can be adjusted by employees to maintain comfort.

•    Offices and conference rooms:
In floor constant volume fan powered terminal units are located under the raised floor system adjacent to the office/ conference rooms. In occupied mode the fan shall operate continuously and will maintain space temperature utilizing under floor air for cooling and electric reheat for heating.

•    Telecom Rooms:
Telecom room temperature is maintained at all times utilizing an overhead fan powered terminal unit (FPTU). The FPTU is connected directly to the primary air duct for cooling and utilizes electric reheat for heating.

Heating
•    Heating on tenant floors is provided by under floor constant volume FPTU's.
FPTU's are used in the exterior zones. In heating mode FPTU's utilize the warmer plenum air from floor directly below the conditioned floor. Additionally electric reheat is used to maintain perimeter space set points.

Electrical

•
The electrical service for the building is supplied from The Detroit Edison Company. Two fully redundant incoming services originating from two independent substation distribution grids provide 13.2KV primary electrical service to a 15KV primary line-up located in the first floor primary room. Primary service at 13,200 volts supplies eight sub stations located on the first floor, penthouse and garage. Most of the sub-stations are double ended for redundancy. Substations will feed a vertical bus duct routed through stacked electrical rooms, two (2) per wing.

•
Electrical service to a typical floor is provided by the 480 volt bus risers from the substations and is located in the electrical rooms, two (2) per wing. The bus ducts feed 480/277 volt lighting panels and 208/120 receptacle panels throughout the building's electrical-closets. Additionally there is an emergency bus riser that feeds exit and emergency/night lighting throughout the building.

•
120 volt power throughout the office area is provided via the raised access flooring system. Consolidation boxes consisting of six circuits are distributed throughout the office space. See tenant improvement as built drawings for exact locations.     '

•
Emergency lighting fixtures and exit lighting fixtures are required throughout the Tenant space. Tenant exit lighting fixtures must be identical to the Base Building fixture. The emergency circuits shall be extended into Tenant's space from the emergency lighting riser at the Tenant's cost. The Tenant's Architect and Engineer, to comply with local codes, should locate the emergency lighting and exit fixtures.

•
A tenant electrical fault current and load analysis will be requested of each tenant engineer to verify the number of Base Building circuits being utilized and the load being imposed on the panel. Any additional loads that are anticipated to be in excess of these may require an electrical consumption meter to indicate the instantaneous usage and the total usage.

•
Emergency and standby power. The redundant utility feeds serve as the building's legally required standby and emergency supply in accordance with the National Electrical Code article 700-12(d). Additionally, a 2000KW diesel generator is utilized as a third level of back-up for the data center, data center cooling equipment, telecommunications closets, fire life safety systems and emergency lighting.

Lighting

•
General office lighting is pendant mounted indirect (type ftp series) low glare fixture utilizing high efficiency T-5 lamps. Typical floor lighting is controlled by the building automation system. Offices, conference rooms and restrooms utilize occupancy sensors for additional control.

Plumbing

•
Tenant plumbing fixtures may be added to the typical floor. The Base Building MEP Drawings indicate the locations for future connections. The Tenant's Architect and Engineer should verify the location of the following:

);>     Sanitary waste and vent connections.

);>	1%" valved domestic cold water connection is located in the service closets in the restrooms and a 1" riser located in the core near the current pantry areas of each level.

•
Domestic hot water from local electric water heaters serves the building needs throughout the tower. Domestic hot water generated by these water heaters is not intended for use at Tenant added lavatories or sinks. Tenants desiring additional hot water should instruct their Engineers to provide additional water heaters in Tenant Construction Documents.

3.5.     Building Automation System

•
The Building Automation System (BAS) is a computer based energy management system. The BAS meets the design criteria of flexibility, modularity, reliability, expandability and will provide the Landlord and Tenants with a sophisticated energy management monitoring and control system.

3.6.     Telephone System

•	The telephone equipment required by the Tenant should be located within the Tenant's space. The purpose of the Base Building telephone closet is for risers and connections only.

•	All individual Tenant telephone wiring shall be UL rated Teflon coated type, plenum rated and approved by the City of Detroit for installation in ceiling return air plenums.

The tenant should identify any special air conditioning requirements
(temperature, humidity, 24 hour cooling, etc.) required by the Tenant's telephone equipment or other equipment. Special 24 hour air conditioning requirements should be satisfied by self-contained air conditioning units furnished by the Tenant, which can be connected to the Base Building condenser water system.

All maintenance and repairs of Tenant specific equipment is at the cost of the Tenant.

3.7.     Fire Life Safety System
•    The standpipe system design is in accordance with the requirements of NFPA
14. A zone system of fire protection standpipes is provided with a standpipe in each stairwell with automatic pressure regulating services provided at each outlet as required. A 2%" fire hose valve is located in each stairwell at each floor for use by the City of Detroit Fire Department. ABC Fire extinguishers and cabinets are provided throughout the building.

•
The building is fully sprinkled. The automatic sprinkler system design complies with the requirements of NFPA 13 (Light Hazard). Sprinkler heads will be located and coordinated by the Fire Protection Subcontractor as necessary to comply with code requirements and the needs of the Tenant. (NOTE: ANY NEW SPRINKLERS MUST BE FACTORY MUTUAL RESEARCH APPROVED).

•
Special alignment and centering of sprinkler heads in ceiling tiles and occupancies other than light hazard may require additional sprinkler heads at Tenanrs cost. Additional costs may also be incurred for installing sprinkler heads in ceilings other than standard ceilings.

•
The Tenant should identify any areas where water could damage equipment or other items in the event of water flow. Computer rooms, etc. may require special fire extinguishing and monitoring systems. Tenants requiring special systems and monitoring points must provide an alarm signal to the Security Command Center (SCC) which in turn will monitor and report any alarm activation. '

•    Building exit stairwells are configured with an·electric door unlock system.
Stairwell doors are unlocked upon actuation by any fire life safety alarm initiating device.

•
Full addressable Ionization and photocell type smoke detectors are mounted on the ceilings of each floor as required by code. Manual pull stations are located near points of egress as required. Teriant occupancies may require additional detectors/pull stations due to the Tenant's renovation, which will be at Tenant's cost. All fire alarm devices added by Tenant are required to be UL listed, approved for use and building standard.

•
Alarm signal and voice communication devices are provided throughout the building as required by code, in elevator lobbies, stairways, elevator cabs, and at the entrance to e'ach stairway on each floor as identified in the Base Building drawings. System compliance must be witnessed by the Fire Department and the voice communication criteria require that occupants must be able to hear the audio voice communication from any location within the Tenant's premises. Any additional devices including amplifiers (if required) which may be necessary for code compliance are to be provided and installed at the Tenant's cost.

3.8.    Building Access Control System

•
The Compuware Building has building perimeter control points for after-hours access. After hours Tenant access to the building is by means of access card. Access points are at the Main Entrance, Farmer Entrance and Gratiot Loading dock.

3.9.    Building Standard Specifications and Materials
•    All materials must carry the· proper rating for NFPA, State and Local codes.

•	Standard Partition Door Types (Cherry Veneer, natural with clear polyurethane finish)

•    SMED LifeSPACE Demountable Door and Frame system, to match existing.

•    Fire Rated Doors at Core

Fabrication shall meet requirements of NWMA IS 1-80 Series, AWl and the following:

Door Thickness: Cores:

Top S ile:

1%"

Solid construction of incombustible material meeting the fire rated requirements for this Project.
-
4%" each for field cutting, of sufficient strength for securing closures to doors without using through bolts exposed on
opposite side.

Bottom Stile: Side Edges:

Manufacturer's Standard

1%" thick hardwood, beveled 1/16" in 2" at lock and hinge edges.

Crossbands:    1/16" hardwood veneers under face veneers.
Premachined for Scheduled Hardware at Factory.

Clearances:

Door Finish:

Shall comply with fire rating requirements.

Cherry veneer

•    Hollow Metal Doors
Doors shall be made of commercial quality, level, cold rolled steel conforming to ASTM A 366 or hot-rolled, pickled and oiled steel conforming to ASTM A 569 and free of scale, pitting or surface defects. Interior Doors face sheets shall be not less then 20 gage.

13
Compuware Building
Office Tenant- Design Criteria & Construction Manual    8/12/13

.

•    Hollow Metal Frames:
Interior Hollow Metal Frames shall be either commercial grade cold-rolled steel conforming to ASTM A366 or commercial grade hot-rolled and pickled steel conforming to ASTM A 569. Metal thickness shall be not less than 16 gage for frames that receive hollow metal doors (18 gage for frames that receive hollow core wood doors). All fire-rated doors must have a visible label.

•    Door Hardware:
Locksets and latch sets are lever handle, with brushed stainless steel finish. Schlage L-9000, Lever 18 Series

•    Building Standard Light Switches
To match existing

•    Building Standard Wall Outlet
Located on core only, 120 volt duplex type mounted vertically centered at 18" from finish floor.

•	Raised Floor System Manufacturer: Hayworth Type: TecCrete (Corner lock)
Building standard supply air grills are floor type, compatible with TecCrete
Access Floor, and shall match existing.

•    Wall Base:
Johnsonite wall base conforming to Fed. Spec. SS-W-40a, Type 1, free of asbestos and PCB, complete with pre-modeled interior and exterior corner pieces.

Style A:
Style B:

Straight type (no-toe) type for carpet locations
Caved type with 5/8" standard toe base for other locations

Sizes:    2%'' X 0.080

Color:    To be selected by Tenant Architect.
Edge Strips:    Vinyl of color selected by Tenant Architect. Primers and

Adhesives:	Waterproof, of types recommended by floor tile manufacturer for specific material. Only No-VOC adhesives to be used.

•    Modular Carpet
Only modular carpet is to be used on access floor. REFERENCE STANDARDS: ASTM E84 - Surface Burning Characteristics of Building Materials
ASTM E648 - Critical Radiant Flux of Floor Covering System Using a Radiant
Heat Energy Source

FS DDD-C-95- Carpets and Rugs, Wool, Nylon, Acrylic, Modacrylic

FS DDD-C-0095- Carpet and Rugs, Wool, Nylon, Acrylic, Modacrylic, Polyester, Polypropylene

FS DDD-C-1559- Carpet, Loop, Low Pile Height, High Density, Woven or Tufted with Attached Cushioning

Light Fixtures are pendant hung indirect fixtures from Peerless in 4', 6' and 8' incremental lengths

Sprinkler heads are fully concealed type with cover plates. NEW SPRINKLER HEADS MUST BE FACTORY MUTUAL RESEARCH APPROVED AND CALCULATION DOCUMENTS MUST BE PROVIDED.

Ceiling Tiles: Armstrong 24" x 24" x% Ultima Beveled Tegular HumiGuard Plus
Code 1911A

Grid System - Armstrong Ultima %

•    Partition Trim and Partitions
Where aluminum trim is shown, provide complete system of accessories that match door frames. Include top caps, end caps, cased openings, and borrowed light frames.

•    Wall Framing Materials
Interior Studs: Gee-shaped, punched web, hot-dipped galvanized steel (ASTM A446 G60), of sizes and gauges indicated on drawings.

Runner Channels: Hot-dipped galvanized steel, (ASTM A446 G60), unpunched webs, 1%" flanges, gauge to match studs.

Metal Angle: Angles with legs, hot-dipped galvanized, ASTM A668, G90, runners, minimum 1 3/8" x 7/8", 18 gauge.

•    Ceiling Framing Materials
Ceiling Hanger Anchorage Devices:

Screws, clips, bolts, cast-in-place concrete inserts, or other devices applicable to the indicated method of structural anchorage for ceiling hangers and whose suitability for use intended has been proven through standard construction practices or by certified test data.

For Load Supported: Devices shall be sized for 3 x calculated load supported. For Direct Pullout: Devices shall be sized for 5 x calculated loads.
•    Gypsum Board
Provide 5/8" gypsum wallboard materials in accordance with manufacturer's recommendations.

Standard Gypsum Board: ASTM C36, Regular, thickness maximum permissible length; ends square cut, tapered or beveled edges.
15
Compuware Building
Office Tenant- Design Criteria & Construction Manual    8/12/13

Fire-Rated Gypsum Board: ASTM C36, Type X, UL rated; thickness as shown;
maximum permissible length; ends square cut, tapered or beveled edges.

Water-Resistant Gypsum Board: ASTM C630; water resistant paper faces; thickness shown on drawings; maximum permissible length; ends square cut, tapered or beveled edges.

•     Accessories
Corner Beads: USG "Dur-A-Bead" galvanized steel reinforcement for protecting corners of gypsum board walls.

Size:     1 1/8" x 1-1/8"

Reinforcing Tape, Joint Compound, Adhesive, Water Fasteners: Of type recommended by gypsum wallboard manufacturer to suit intended use. Joint compound and floating mud shall be compatible with paints to be applied to gypsum wallboard.

Sound Attenuation Fire Blankets (Insulation Type 10): USG ''Thermafiber" preformed mineral wool, ASTM C665, Type I, Class 25, friction fit type without integral vapor barrier membrane; 2.5 psf density.

•    Fire Extinguishers (Abc Type) And Cabinets
Fire Extinguisher Cabinets (FEC): Existing FEC to remain.

•     Drawings
3 - Half-size sets 18" x 24"
1 - CD (in current CAD level)

•    Fan Powered Terminal Units (FPTU) Mode/Information:
Titus (Overhead), Model- DTQS, Fan Powered Constant Volume
Titus (In-Floor), Model- DLHK, Low Profile Fan Powered Constant Volume Titus (Under Floor/Perimeter), Model- DTQS-ECM, Fan Powered w/ ECM Blower

•    Fan Powered Terminal Units (FPTU)- Controller!Temperature Mode/Information
Auto-Matrix, Controller Model- SBC-VAVrf
Auto-Matrix, Temperature Sensor Model- STAT3

4.    RECOMMENDATIONS

The intent of this section is to make recommendations to the Tenant, Tenant's Architect and Engineer that will aid in preliminary plan preparation and finalizing of construction documents. It contains information that will help avoid complications and conflicts between Base Building and Tenant construction.

4.1.     Architectural
•     Partitions

The Building Tenant Standard Partition is a demountable partition, SMED LifeSPACE. The walls are a part of the building system, including the pressurized plenum for air delivery and cabling and the ceiling grid and tile. Gypsum Wallboard (GWB) partitions may be used at the sparingly and when required at the building core.

•    Building Standard Light Fixtures
Building Standard Light Fixtures are Peerless indirect, pendant-hung fixtures in, lengths of 4', 6' and 8'. Special attention should be given to the ceiling grid suspension system when planning the locations of the Building Standard Light Fixtures. The ceiling grid system is fixed, in order to avoid additional costs (i.e., cutting the main tees), and the light fixtures should be located in a manner compatible with the system. The existing lighting system requires 2x2 grid.

Additionally, it is a requirement of the landlord that all light fixtures that can be seen from the exterior (i.e. perimeter offices) must be oriented in the easUwest direction or run perpendicular to each perimeter wall, to match the current open office layout.

•    Building Standard Hardware
The Building Standard hardware utilizes a lever handle that is State ADA compliant. Landlord strongly suggests the Tenant's Architect specify this hardware in their documents. This will also result in an efficient keying management system for the entire building. The building standard hardware is Schlage.

•    Vapor Barrier
In order to preserve the integrity of the exterior wall vapor barrier, no articles, or construction or final finish will be allowed to be attached or penetrate the inside face of the exterior wall.

4.2.    Mechanical
•    Condenser water is available for self-contained 24-hour air conditioning units.
Each unit must be supplied with a circulation pump, water regulating valve (or valves as required to maintain operation with entering water at a temperature of
55° F or 85° F) and self contained BTU water meters or totalizing meters indicating instantaneous and total consumption.

•
All conditioned air is delivered via the pressurized under-floor plenum, through user-controlled floor diffusers. The tenant may relocate diffusers, as well as provide additional diffusers, as required. New diffusers to match existing. Air returns are located in the ceiling.

•    Conference Room HVAC

Conference rooms often require special zoning, air conditioning, ventilation, and exhaust. Additional costs can be anticipated for rooms where high concentrations of people are expected to exist. Additionally, care should be taken not to locate sound sensitive areas such as conference rooms next to Base Building equipment rooms.

17
Compuware Building
Office Tenant- Design Critet:ia & Construction Manual     8/12/13

•    Lighting Locations and Ductwork
The Tenant Architect should coordinate the location of lighting with Base Building ductwork and other building shell conditions. If possible, light fixtures should be located clear of ductwork and Fan Powered Terminal Boxes and sprinkler heads to avoid the additional cost of relocation.

•    Tenant Drapery I HVAC
The use of drapes is not a building standard and it is prohibited without the landlord's prior approval. Existing shades should remain whenever possible. If required, replacement shades must maintain opacity, openness and match existing color.

4.3.     Structural

•	The Tenant Architect should coordinate any slab penetrations with the structural drawings in order to avoid conflicts with the structure.

•    All coring is to be done before or after business hours.

•    The access floor can support a uniform load of up to 50 psf.

4.4.     Electrical

•
In order to preserve the integrity of the exterior wall vapor barrier, no outlets will be allowed in the interior face of the exterior wall. The use of in-floor monuments is recommended. Standard electrical to be provided via the existing access floor. Landlord must approve location of any electrical outlets on perimeter wall and column enclosures.

•
Multi-functional imaging devices can add significant load to the electrical system and can require a significant number of dedicated circuits. Grounding requirements are very critical for many of these systems. The Tenant should insure that their Engineer is very familiar with these types of systems and their related requirements.

•	Electrical design to provide dedicated circuits to computer equipment within systems furniture. Dedicated outlets to be labeled as such. Landlord to approve loads to systems furniture.

•    Low Voltage Systems

•	A white noise system is provided on each floor. The Tenant may use this system, if desired, if not, the system should be left in place.

•	Any new annunciation system to be located to minimize any visual/audio disruption to other tenants.

4.5.    Plumbing

•
Special Plumbing requirements such as sinks, washrooms, dishwashers, and icemakers should be located near Base Building plumbing risers, to minimize the length of service lines. Tenant taps for water, waste, and vent, are installed in the plenum space on each floor for Tenant use.

4.6.     Finishes
•    All new carpet shall be modular due to the access floor system.

•    Only No-VOC paints or adhesives to be used in the Tenant space.

•    Existing ceiling grid to remain.

•    Landlord to approve the removal of existing glass entry doors to wings.

•
In order to maintain the prevention of surface water penetration, Tenant build-out toilet rooms and wet areas (i.e. bathrooms, showers) require the installation of a non-porous cove base between tiled walls and floors. It is recommended to match landlord's existing design and installation of Schluter Systems (Dilex-HKS) stainless steel cove trim for these conditions.

5.    TENANT PLANS AND DRAWINGS

Floor plans and schedules should contain (but not limited to) the following information:

•	Location and type of all partitions, demountable and Gypsum Wallboard (GWB) Drawings to graphically delineate between two types.

•    Location and type of all doors- with hardware indicated.

•    Location and type of glass partitions, windows and doors.

•    Locations of telephone equipment room.

•    Location of all electrical items- outlets, switches, telephone outlets and lights.
Location and type of lighting and security system, including emergency lighting along proposed path of egress.

•	Location and type of all equipment that will require special electrical requirements, including system furniture in-feeds.

•	Location with per square foot and description of any exceptionally heavy equipment or filing systems exceeding 50 pounds psf live load.

•    Requirements of special air condition or ventilation and diffuser location plan.

•    Type and color of floor covering.

•    Location and type of wall covering.

•    Location and type of paint or finishes.

•	Location and type of plumbing, including special sprinkling requirements and additional toilet rooms.

•    Location and type of kitchen equipment.

•    Location and type of low voltage systems, including TVAV, annunciation systems.

•    Location and type of environmental graphics/branding.

Details showing

•    All millwork with verified dimensions and dimensions of all equipment to be built-in.

•    Bracing or support for special walls, glass partitions, etc.

•    Slab penetrations.

6. SUBMISSION, REVIEW AND APPROVAL OF TENANT IMPROVEMENT PLANS ANDSPECIFICATIONS

6.     General

•
Following execution of a Lease, Tenant shall furnish a Space Layout Plan, three (3) sets of Tenant Improvement Plans & Specifications to Owner including all technical and design information relative to the Premises. The Owner shall not be responsible for the accuracy, efficiency or sufficiency of said Space Layout Package and Tenant shall be solely responsible for all technical and other

20

examinations of the Premises and shall be exclusively responsible with respect to actual field measurements and a full review of all technical and engineering requirements with respect to the Premises and construction therein. The Space Layout Package contains the following:

A Space Layout Drawing of the Premises which will include: a floor plan showing the dimensions of the Premises, column locations and sizes, utility stubs and doors (if existing); a section drawing indicating height clearances and any special conditions affecting construction; and general notes.

•    A Standard Project Detail sheet, which will govern with respect to all work.
Said details shall be incorporated into Tenant's Improvement Plans and
Specifications for the Premises.

•	A Mechanical/Electrical Detail Sheet showing underground and overhead utilities, schedules and standard mechanical/electrical details and notes.

•    Mechanical and Electrical Data Tabulation forms.

•	All prints, drawing information and other material to be furnished by Tenant to Owner for Review and Approval, as required in this Exhibit, shall be address to:

Compuware Building c/o Hines.
One Campus Martius, 3-W Detroit, Michigan 48226
Attn: Michael McNally

•	Owner shall not be in any way responsible or liable with respect to the accuracy, sufficiency, or feasibility of Tenant's plans and Tenant shall be totally responsible for same.

•    Tenant is responsible for all Architectural and consultant fees.

•
As soon as possible after receipt of Tenant Improvement Plans, Owner shall return to Tenant one set of prints and/or Owner plan review comments with its suggested modifications and/or approval. If, upon receipt of approved Tenant Improvement Plans bearing Owner's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by Certified or

Registered Mail addressed to Owner, c/o Hines, Attn: Michael McNally, within ten (10) days from receipt of Tenant Improvement Plans. Unless such action is taken, it will be deemed that all comments made by Owner on Tenant Improvement Plans are acceptable to and approved by Tenant.

•
If Tenant Improvement Plans are returned to Tenant with comments, but not Bearing approval of Owner, said Tenant Improvement Plans shall be immediately revised by Tenant and resubmitted to Owner for approval with ten (10) days or their receipt by Tenant.

•
Owner's approval or inspection of any Tenant submittal is made for identification purposes only and neither the Owner, nor its agents or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions or non-complying features contained in any or all of Tenant's submittals or Owner's comments in respect to same.

6.2.     Plan Submission Requirements

•	All construction documents are to be submitted to the Landlord for review and shall be delivered by Tenant or Tenant's Architect to Landlord's Property Manager.

•    The following is a list of minimum design information and drawings required.
This is not intended to be a complete listing of all requirements but is to serve as a guide for submitting the Tenant's Construction Documents.

•     Architectural
Floor Plan (1/8" = 1'-0" minimum)
Reflected Ceiling Plan (1/8" = 1'-0" minimum) Furniture Plan
Sections, Details and Interior Elevations (as needed) Finish Schedule
Door and Hardware Schedule
Keying Schedule

•     Mechanical
HVAC Reflected Ceiling Plan (1/8" = 1'-0" minimum) Ventilation Schedule
Variable Air Volume Unit Schedule
Electric Duct Heating Coil Schedule (if applicable) Exhaust Fan Schedule (if applicable)
Refrigeration Schedule (if applicable) Sections, Details (as needed)
Complete Heating and Cooling Load Calculations

•     Electrical
Electrical Floor Plan (1/8" = 1'-0" minimum)
Reflected Ceiling Lighting Plan
Light Fixture Schedule Panel Schedule Equipment Schedule
Distribution Riser Diagram

•     Plumbing
Plumbing Floor Plan (1/8" = 1'-0" minimum) Riser Diagrams (Isometric Drawing)

•    Fire Protection And Life Safety Plans

22

);>
Tenant or Tenant's Architect shall submit the completed Construction Documents to the Landlord's Property Manager for the Landlord's Drawing Review in the form of one (1) CAD & PDF CD- (Current Level) and three (3) sets of black and white drawings. The delivery of the Tenant Constructions Documents to the Landlord's Property Manager for review shall be considered by Landlord to constitute Tenant's acceptance and approval of the drawings.

);>
Upon the completion of the Landlord's Drawing Review, the Landlord's Property Manager will return one set of the Tenant's Construction Documents to the Tenant or Tenant's Architect marked APPROVED, APPROVED AS NOTED, or NOT APPROVED. Tenant or Tenant's Architect shall resubmit the Tenant Construction Documents to the Landlord's Property Manager for final review unless directed by Landlord's Property Manager that resubmittal of the drawings is not required.

);>
The Tenant's Architect shall have the sole responsibility for compliance with all applicable statues, codes, ordinances and other regulations for all work performed by or on behalf of Tenant in the Premises. Landlord's Property Manager's approval of Tenant's Construction Documents or work shall not constitute an implication, representation or certification that such drawings or work are in compliance with said statutes, codes or ordinances and other regulations.

);> The Tenant Construction Documents shall be prepared by Tenant's Architect in conformance with the Tenant's Lease, the Building Design Criteria and the Landlord' s review comments.

Tenant or Tenant's Contractor(s) shall not proceed with any construction within the Premises until Tenant's Construction Documents are complete and marked APPROVED or APPROVED AS NOTED by the Landlord.

6.3. Tenant Improvement Plans and Specifications

•
Within thirty (30) days after receipt of the approved Tenant Improvement Plans, Tenant shall deliver to the Owner three (3) set of complete and finished Tenant Improvement Plans and Specifications, and one (1) in electronic PDF format and a color and material sample board. Owner's approval or inspection of any Tenant's plans and samples so submitted is made for identification purposes only and neither the Owner nor its agents or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions or non-complying features contained in any or all of Tenant's preliminary plans or working drawings and specifications or Owner's comments in respect to same.

23

•
Tenant Improvement Plans and Specifications shall be prepared by a design professional licensed under all applicable laws of the State of Michigan as required and in strict compliance with the criteria and requirements as set forth in this Exhibit.

•
Tenant shall reimburse Owner for coordination administrative and consultant fees associated with plan review. However, Owner shall not in any way be responsible or liable with respect to the accuracy, sufficiency or feasibility of Tenant's plans. Tenant shall be totally responsible for same.

7. CONSTRUCTION RULES AND REGULATIONS

7.1.    COMPUWARE BUILDING

HINES PROPERTY MANAGEMENT OFFICE Phone: 313-227-4848     Fax: 313-227-4860
General Distribution Email: Hines@Compuware.com

Tenant Portal Page: http:J/hines.awaremanager.com/compuware

NAME:     TITLE:     PHONE#:    EMAIL:          Michael B. McNally     General Property Manager     313-227-5613 michael.mcnally@hines.com
Pete Rzotkiewicz    Manager Building Services    313-227-5616 pete.rzotkiewicz@hines.com Chris Hewitt    Engineering Manager     313-227-5611      chris.hewitt@hines.com Leslie Wojcik     Project Accountant    313-227-9233 leslie.wojcik@hines.com

Kim Runyon     Receptionist    313-227-4848     kim.runyon@hines.com

Nancy Verstraete    Tenant Services Coordinator    313-227-5616     nancy. verstraete@hines.com

Compuware Security Contacts:

Security Command Center    313-227-6111

Security
Joe Johnson     Director    313-227-7769     joe. johnson@comQuware.com

Please contact the Property Management Office by phone, email or through the Tenant Portal Page for Information or requests including:

- Badge and Key Requests

- Construction Coordination and Scheduling

- Loading Dock Reservations

-Overtime Air-conditioning or Lighting Requests

-Parking

- Service Elevator Reservations

- Special Event Requests

- Work Orders

These construction rules and regulations are intended to insure the safety, protection and welfare of all persons associated with construction in the Compuware Building. Failure to observe these rules and regulations may, at the discretion of Owner, result in the job being stopped and General Contractor or Subcontractor being permanently suspended from working at the Compuware Building.

7.2.     General Rules

a. Tenant's contractor must provide a safety program for review and approval by
Owner.

b. Tenant's contractor must utilize the Special Request Notice form for all shutdown and general coordination requests. Special Requests will be reviewed and approved by Owner as practical and appropriate.

c. Tenant is responsible for any and all actions of its Contractor, his subcontractors and any employees, agents or representatives he may bring onto the Building site.

d. No construction is to take place beyond the lease line.

e. Tenant has total responsibility for compliance with all applicable codes, ordinances and the building classification for the specific occupancy type.

f.	Tenant's Contractor is not permitted to post company name or logo anywhere on the project during any phase of the Tenant's construction.

g. The enclosed Building public toilets are not to be used by construction personnel.

h. All work shall be coordinated with the general project work. At no time shall
Tenant's contractor impede Owner's work or operation of the Building.

i.	Any construction activity resulting in excessive noise, which would be disruptive to the Building activities, must be completed after hours (7 PM - 7
AM) or as identified by Owner's Representative. Owner's Representative reserves the right to order an immediate halt to any excessively noisy work.

J.
All delivery of construction materials shall be through approved access corridors. Tenant shall be liable for any damages incurred by the negligence of its contractor or agents and disruption of Building activities including entrance drives and service areas caused by Tenant's failure to coordinate with Owner.

k. Standard Project Details, as issued by Owner and as they pertain to Tenant's
Work, shall govern with respect to such work.

I.	The use of gas-powered or diesel tools and equipment are not permitted in the enclosed Building.

7.3.    During Construction

a. Tenant Contractor's work area will be restricted to the Premises. No construction will be permitted in other areas. Contractors must use the Premises as a staging area for all construction, with the exception of the storefront sign. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. The requirements of "Occupational Safety and Health Administration" (OSHA) prepared by the Department of Labor will govern. If Tenant fails to comply with these requirements, Owner will cause remedial action, at Tenant's expense, as deemed necessary by Owner to protect the public. No storage or office trailers will be allowed on the site without Owner's written permission.

b. Certain instances may require Tenant's Contractor and Owner to enter other Tenant's premises to perform necessary work. Arrangements for permission to enter other tenant's premises must be made through Owner's Representative. Such work must be performed at times when such other tenant's operation will not be affected. Tenant shall be responsible for any incurred costs to accommodate access.

c. Owner's structural elements other than floor slab may not be used for support of any Tenant construction or equipment, without Owner approval.

d. All materials used for Tenant's Work will be maintained at all times within the Premises. Under no circumstances can material, equipment or trash staging be supported beyond Tenant's demised premises Tenant's or Tenant's Contractor's material, equipment or trash. Owner reserves the right to clear the Building area of any dirt or debris due to Tenant's construction and charge back to Tenant therefor.

e. Tenant and Tenant's Contractor shall protect their work from damage and shall protect the work of other tenants from damage by Tenant, Tenant's Contractor and their employees and subcontractors. Owner shall not be held responsible for damage done by tenants or their contractors.

f.
Building floors, neutral piers, storefronts and Owner's soffit must be protected from damage by Tenant's construction. Any damage resulting from Tenant's construction will be repaired by Owner at Tenant's expense.

g. Any electricity needed for work in the premises shall come from Tenant's electrical service.

7.4.    Parking and Deliveries

a. Parking is available near the Building for Tenant's Contractor(s) and construction related vehicles. Construction vehicles parked in unauthorized areas will be towed at the expense of the owner of the vehicle.

b. Except when unloading materials at service entrances (15 minute limit), Tenant's Contractor vehicles must be parked in designated areas. No parking will be allowed in service areas. No vehicles of any type will be allowed to drive on the sidewalk or park or stand at Building entrances.

c. All construction materials shall be brought into the Premises through service or loading dock entrance(s), public entrances may not be utilized. Tenants that are not adjacent to service or dock entrance corridors must make arrangements with Owner's Representative to schedule deliveries through other areas.

d. Tenant's Contractor must provide to Owner's Representative a minimum weekly material delivery schedule. A minimum 72 hour notice is required for all deliveries subject to Owner review and approval.

e. Each Contractor will be responsible for the protection of the Building.
Plywood and visqueen protection is required wherever it is necessary to use Building floors to deliver construction materials and equipment. Owner's contractor at the cost of the Tenant causing damage will perform all repair of damage to the Building.

f.     Only pneumatic filled rubber wheeled carts may be used in the Building.

7.5.     Security

a. Owner is not responsible for securing tenant spaces. b. All areas must be secured nightly.
c. Security and/or Loading Supervision may be required at Tenant's expense.

7.6.    Trash

a. During Tenant's Work, Tenant's Contractor and/or the Tenant shall provide trash removal service through designated areas as specified by Owner. Tenant is responsible for placing trash in their own containers or those provided by Owner, in the designated areas.

b. Should Owner provide trash containers, Contractor shall reimburse the
Owner for said service.

c. The Tenant shall not permit trash to accumulate within its area or in corridor(s) or adjacent building space. It is the Tenant's responsibility to remove trash daily and any construction dust that settles in the Building. If the Tenant permits trash to accumulate or dust to settle in the Building, the
Owner will perform said work and charge the Tenant (including administrative costs) for the incurred cleaning costs:

d. Under no circumstances shall Tenant or Tenant's Contractors make any use of the compactors installed by Owner for the disposal of trash or construction debris without prior written consent of the Owner during Tenant's construction period.

7.7.     General Requirements

The following procedures must be followed by Tenant prior to the commencement of work on the Premises:

•    Meet with Owner's Representative for pre-construction meeting.

•
Provide Owner with executed copy of Affidavit of Inspection and Acceptance, which states that Tenant has inspected the Premises and is familiar with all existing conditions and has field verified the dimensions.

It is Tenant's responsibility to notify Owner in writing of any discrepancies noted in the Premises prior to the start of Tenant's Work.

•	Submit a copy of all government permits, licenses, or authority necessary to permit or authorize the execution of Tenant's Work.

•
Submit Tenant Contractor's performance and/or labor and material bonds as may be required by Owner to insure the faithful performance of Tenant's work in accordance with the approved Tenant Improvement Plans and Specifications.

•	Tenant to provide a copy of filed Notice of Commencement and construction schedule to include final completion, certificate of occupancy and opening date(s).

•	Tenant's Contractor shall deposit a bond in the amount of $500 with Owner' s representative to ensure that all construction trash has been removed.

•	Tenant must provide an itemized statement of estimated leasehold improvement costs. (Schedule of Values)

•    Tenant's contractor must provide a comprehensive subcontractor list for
Owner review and approval.

•	Tenant must provide owner copies of all project construction and design professional contracts.

•
Submit evidence of insurance as called for herein maintain, or cause its Tenant(s) to secure, pay for and maintain, during continuance of construction and fixturing work within Tenant's Premises, all of the insurance policies required and in the amounts set forth herein. Tenant shall not permit its Contractor(s) to commence any work until all required insurance has been obtained and certified copies of policies have been delivered to Owner as set forth below.

29

7.8.    Insurance Requirements

•
All such insurance policies required under this Exhibit, except as noted above, shall include Compuware Corporation, its directors, officers, employees and agents, Hines, and anyone else designated by Owner as additional insured. Workmen's Compensation Insurance, Employer's Liability, and Commercial General Liability shall contain an endorsement waiving all rights of subrogation against Owner, Owner's Architect, and Owner's Agent(s) and beneficiaries.

•	The insurance required under this Exhibit shall be in addition to any and all insurance required to be procured by Tenant pursuant to this Lease to which this Exhibit is attached.

•	Certificates of Insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Owner.

•    Tenant's General Contractor and Sub Contractor's Required Minimum
Coverage's and Limits of Liability.

•
Workmen's Compensation, including Employer's Liability Insurance with limits of not less than $2,000,000 as required by Owner and any insurance required by an Employee Benefit Act or other statutes applicable where the work is to be performed as will protect the Contractor and Subcontractors from any and all liability under the aforementioned acts.

•
Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $2,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom)

and property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000. Such insurance shall provide for explosion, underground coverage, collapse coverage and contractual liability coverage and shall insure the General Contractor and/or Subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from his operations under the Contract and whether such operations are performed by any one directly or indirectly employed by any of them.

•	Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned in the following minimum amounts:

Property Damage liability $2,000,000.00

Bodily Injury, each occurrence $2,000,000.00

•
Such insurance shall insure the General Contractor and/or Subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operation under the Contract and whether such operations are performed by the General Contractor, Subcontractors or by any one directly or indirectly employed by any of them.

Contractor's Excess/Umbrella Liability Insurance

•
Contractor shall provide Owner's Excess/Umbrella Liability Insurance as will insure Owner against any and all liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in the completion of the Premises, and other liability for damages which the General Contractor and/or Subcontractors are required to insure under any provisions herein. Said insurance shall be provided in minimum amounts as follows:

Excess/Umbrella Liability Insurance each occurrence $6,000,000.00

•	All Tenant Construction Contractors must meet the following insurance requirements:

a)     Workers Compensation
[In kind and amount as prescribed by statute]

b)     Employers Liability

c)     Commercial General Liability

d)     Commercial Automobile Liability e)     Umbrella Liability

$2,000,000

$2,000,000

$2,000,000

$6,000,000

SAMPLE COl

AE D    CERTIFICATE OF LIABILITY INSURANCE     DOTE -UIII'nTI}
I
....,.,.,.,.,.    THIS C£R1TFICATE IS ISSUEO_ AS MATTER OF lfffORMAnmc
ame of company Pr-: ::iuct.ng Ce:rtl[ic-a.te    ONLY AND CONFERS NO RI HTS UPON THE CERTIFICATE
Add:resa     HOLDER. THIS CERTIFICATE DOES HOT P.MENG, EXTEND OR
Pl1ane. Fax ar,cl e;r,a1i address    ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
I-    fNSURERS AFFORDING COVERAGE    NAICI
INSURED    NS..fllt"ll<
:Naw:.e o[ lnP,•Jred
Atid;:-ess    fiSUlER i!<_
C: N9..RE.J<O:
NS\I.t\E.Ii:E:
COVERAGES
THE PQIJCIE'3 OF SUI'tAHCE ti3TEO 8<5LIJW H'.'•'E BEEN IGSLEO TO ll1E l>lSU!'IEO ED /ABa!IE fCf! Tt£ POUCY PERIOO INiJlCATED. 1Kll"V(Ill1GT...I>ID!t4G
Ntf RE•JUIREMfi'IT. TEF<Io! 00 CONDITION •OF !.N'f CONTAACT OR O'THER DOCUMEI<IT wmi RESPECT TO WHICH llfi.O CERTIFICATE IIAY 51: ISSUED OR
,v.,Y PE!\TAIN.THE INSURANCE MFORD€iHJY lHE l'OUCIES OEXRI5ED HEREIN IG
I:.;     TYI'£0FN!WWle£    roucl-IIER SUBJECT TO .-..L Tt!E TERMS, EXCLU$1014$ AND COtoiOITIOtiS OF SUCH
l'DUCIE• .-.GGI'!EG'\TE LIMITS Sti::M'tMol.'I' K..VE BEENl'IEDLICEO BY Rldi) CS.
";.!;: "' """TEI_,M"'l    I.Rrr'
t UAIILITY    'E.ICJ.i oc::Gt.lfiP..ENa!    2 ,·:oo,.:: o o
'
,_! «UU.OE"""Jl'II.W8U"V    li0¥Ja'Ei.    II
,...- U"'-'11101 '1-"'E O:CUR    •.'ED EXl'!_N'l_c.ne """""-•
'L l;'DVII'UU'n' '    2 GC=::l 4 {J00
'

PQJt'N'

.ze;r-     t.>OC

"L.."t11n    2,(lO ,llOO
·0.."'1\..af'/Ql    l,il.:l<J,COO

LW!IUTY    O:;IOIEjNEC BINOLE.L.MT
·:&iJ i)
m>!-    I!CQI..Y" .,.
•F: e'.....,.•)
-
>OEJI.UD Al:t"'5
"USfY
(fe':r.:d:S!:fdl

!- t.eo.'IIJTO!l

'     '2r\iCO,OOO

INIYJUT'O
l>lL 011:£0"-
1 .. FlED -.tn'O$    .coo..y

DMW:E
l,· "e'l

'    21J{10,.UOO

HEUA8onY    x.rro CH.. - EA.ACCCEMT
:AH'f J.JTO    CTIEJil'N •4    El\M::IC
."'UT'' u :
l<lO I
El(CE>WIIIlR!U.AllaLrJ'(     EACH OCClll'IRERCE    6 OQQ l!OU
CICC..ft. o .c:LoV· -13    NJORE.GAtt

J
I

X WOfU'tSt.a COFB 4'UTK:IN AM:
a.l.t:.rrEitl"li.IASLrT'f
m'I IErCRP,WOEI< atl!"!.'!;    .E...LE iDEN.T    2,.GCO.. DOU
.EM:IER.EJ(Cl.I..JOI!!O'";

,F.,E..W.._L.-
ma..'$1JNB

ELCIS<ASE • fii'>_e!_.F'L()YE    CQ:IJ .. UOO
E..L. C105£AIE • I'Ctll:'l' Ul.tl' I    2, il,,'l00

DEIC'RfP.'TK!IH OF OPERAllOMI r LOCirillOifl ( VEH1CLEI r EXCLUIIONADDED BY 91IEIIE.tfT /IPEOIAL. fRC!illfON8
Hin 2 Detrof t s rvlcea. Li£     Ccmpuwsre Corparat.t'!Jn, One campus Ianius, Detroit MI 4922(,. ard Rlne2
'
lntereet Ulml.ted Partr: e-rsh.lp are :oddltlcnal insured!! lrl regards to the General Llai::111'ty.

CERTIFICATE HOLDER     CANCELlATION

l nee Petrol l
services, LLC
Or:.e C:a:mpue M,3 r t l'IJS
Detrojf: Hr ,fa: · &

.-SfD.l.D AHf OF ll£.&iiO'OEIQRBED P0L1:1E1 l!E t:N«:B1.Sl aK'RE: 'THir:.
Q..n;: ,.ER.EOF, Tl4E II tUIIO llfiUAER 'MU iTO -.    .J!. oo;n
HC.mCE: TO "'.f'HE CEFmF1CA'J'E Ma...DeR W.MED TOnELEFT,IBiUT FTO DO 10 J.HAU.
...OlE NO· OBt:IOII!l10Ht.IAIIILm'" Of MfV' KIND lWOM THE IN" .    rn M"EHTt OR
ATl'IU.

7.9. Building Address Information

•	Mailing Address: Tenant Name
One Campus Martius Suite#     _ Detroit, MI 48226

• Street Address:
1044 Woodward Avenue
Suite#     _
Detroit, MI 48226

7.10. Building Hours and Information
•    Atrium Public operating hours are Monday through Sunday 6:00 am- 10:00 pm.

•    Gratiot Loading Dock hours of operation are Monday through Friday 6:00 am -
6:00 pm. Authorized tenants and contractors may utilize the Loading Dock for after-hours delivery and service elevator access by reservation only. After hours access may require security supervision at Tenants expense.

•    All persons must have a building access badge displayed at all times.

•	Tenant must submit with advanced notice Contractor building access badge requests to Property Management during normal business hours (8 am - 5 pm).

7.11. Service Elevator (s) and Loading Dock

•
All building deliveries must be made through the loading dock and service elevators. There are two (2) service elevators which can be accessed from the loading dock during normal business hours Monday through Friday 6:00 a.m. until 6:00 p.m. The service elevators are access card controlled.

No deliveries should be made through the main lobby doors, hallways, or passenger elevators.

•
During normal business hours, the elevators are available on a first come, first served basis. For after hours or weekend use, an advanced notice written reservation request must be provided to Property Management. Additional costs may be incurred by Tenant should building dock security supervision be required.

Elevator	No.	Dimensions	Levels	Lbs. Cab	Speed
Service	201	5'-5"x11'-9"x12'-0"	82 - Penthouse	4,000	500 FPM/Cable
Service	202	5'-5"x11'-9"x12'-0"	82 - Penthouse	4,000	500 FPM/Cable

•	The loading dock is located on Gratiot near the southwest corner of Gratiot and Farmer. Access to the dock is available from Gratiot, a one way, west bound, two-lane street.

•    Dock Dimensions

Truck
4 Bays
Ramp to dock
Dock surface

Dimensions
14' (H) X 45' (L)
4' (W) X 34' (L)
4' (H)

Comments
Clearance height and bay length
From top of ramp to bottom From truck bay floor to dock surface

•    A dock attendant is on duty to assist with deliveries from 6:00 am until 6:00 pm
Monday through Friday. All delivery personnel are required to check in with the dock attendant and should be prepared to present the following information:
> Tenant for whom the delivery is intended
>    Floor number and suite number
> Approximate amount of time needed for delivery
> Keys for vehicle
> Acceptable proof of identification

7.12. Site Visits

•	During construction, visits to the site or the Leased Premises by the Tenant should be limited and coordinated through the Tenant Construction Manager. Proper safety regulations must be adhered to.

7.13. Keying Schedule

•	The schedule should be prepared by Tenant's Designer and indicated on Tenant's Plans and coordinated with the Tenant Construction Manager and Landlord for implementation. ·

8. COMPLETION AND CLOSE OUT

a. Owner shall have the right to perform, on behalf of and for the account of Tenant, subject to reimbursement or the cost thereof by Tenant, any and all of Tenant's Work which Owner determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, including without limitation work which pertains to mechanical, fire suppression, general utility systems, and removal of unduly accumulated construction materials and debris.

b. Tenant shall contact Owner's Representative prior to completion of the
Premises to arrange for final inspection. Final inspection will consist of an on-site walk through conducted by Owner's Representative. A punch list will be issued by Owner and completed in a timely manner by Tenant's Contractor.

c. Tenant is responsible for securing a Certificate of Occupancy from governmental authorities.

d. Upon the completion of the Tenant's Work, copies of warranties (two year from date of store opening) on all work and equipment shall be provided to Owner by Tenant. All warranties relating to mechanical and electrical systems shall be extended to Owner.

e. Tenant must complete and provide all required close out items as identified in the Tenant Close-Out Matrix.

f.	Owner will withhold final disbursement of any applicable Tenant Improvement Funding until all Tenant Close-Out Documentation has been provided and approved.

9.    GLOSSARY OF TERMS

Raised or Access Floor is a type of flooring supported by a metal grid. Raised flooring can be removed in pieces to allow for cabling, wiring, and cooling systems to run under the floor space. Compuware's system is manufactured by TecCrete, and serves as an under floor air management solution. The space below the floor is pressurized. The space below the floor is typically 15" deep. Return air is captured through the ceiling plenum.

Architectural Punch List is prepared prior to Substantial Completion by the Tenant's Designer, in conjunction with, to the extent desired by Tenant, the Tenant's Designer, the Contractor and Tenant Construction Manager, and shall consist of a list of unsatisfactory or incomplete architectural items not in accordance with the Contract Documents.

Base Building is the entire building as described by the plans and specifications prepared by

Base Building Systems refers to all Building mechanical, electrical, plumbing, structural, life safety, fire protection, and access control systems in the entire Compuware Building project.

Building Standard Improvements are those Tenant Improvements specified in Section V, "Building Standard Improvements" and as defined in the Lease.

Tenant Construction Manager refers to the representative of the Tenant responsible for assistance with the coordination of the design and construction of the Tenant Improvements and occupancy of the Tenant.

Contractor is the construction firm engaged by Landlord or by Tenant to construct the
Tenant Improvements per Tenant's Plans at the Compuware Building.

Field Report is prepared by Tenant's Architect or Engineer and shall consist of a list of unsatisfactory or incomplete architectural, structural, mechanical, electrical, or plumbing items not in accordance with the Contract Documents.

Hines Interest Limited Partnership is the Landlord's Representative.

Landlord shall refer to and is represented by Hines Interest Limited Partnership.

Landlord's Construction Manager refers to the on-site representative of the Landlord responsible for building construction and Tenant's build out at the Compuware Building.

Landlord's Contractor is the construction firm engaged by Landlord to construct the Base
Building work at the Compuware Building.

Landlord's Engineer is the engineering firm(s) retained by Landlord to perform Base Building mechanical, electrical and plumbing design services and review (Landlord's Mechanical/Electrical/Plumbing Engineer) or structural design services (Landlord's Structural Engineer).

LF is lineal foot.

Contractor is the construction firm engaged by Landlord or Tenant to construct Tenant Improvements per the Tenant Plans at the Compuware Building, and is directed by Landlord's Tenant Construction Manager on all construction related issues.

Tenant refers to the party defined in the Lease as the Tenant or Tenant's authorized representative for matters pertaining to the design and construction for the Tenant Improvements.

Tenant's Contractor/Consultant is the firm contracted by Tenant to design, construct, supply or install any portion(s) of the Tenant's Improvements which is stipulated to be outside of the Contractors scope of work.

Tenant's Architect is the space planning/interior design or architectural firm retained by Tenant to design the Tenant Improvements and to be responsible for preparation of the architectural portion of the Tenant Improvements and coordination of the architectural with the engineering portion of the documents. This firm typically will handle office space program layout, lighting, electrical and plumbing layout, finish schedules, any millwork, architectural design and detailing, furniture selection and placement, and field observation during construction.

Tenant's Engineer is the firm retained by Tenant to design the mechanical, electrical, and plumbing portions of the Tenant to design the mechanical, electrical, and plumbing portions of the Tenant Improvements and to prepare for it.

Tenant Improvements are the Building Standard Improvements and Tenant Extra Improvements to be constructed within the Leased premises as defined in the Construction Documents.

Tenant Space Plan is the work prepared by Tenant's Architect in developing the scope of the Tenant Improvements and should contain, at a minimum, the information required by the Tenant and Landlord to approve the floor layout and authorize preparation of the Construction Documents.

Tenant Construction Documents are the detailed drawings and specifications produced by Tenant's Architect, and Tenant's Engineer necessary to price and construct the Tenant improvements and to obtain the necessary building permits. Construction Documents are prepared after completion and approval (by Tenant and Landlord) ofTenant Space Plans.

USF is Usable Square Feet of space.

COMPUWARE BUILDING: HINES

TENANT/TENANT CONTRACTOR CLOSE-OUT REQUIREMENTS MATRIX

Tenant:

Received    Approved

1
2
3
4
5
6

7
8
9
10
11
12
13
14
15

16
17

18
19
20
21
22
23
24
25
26
27
28
29

Contractor:

Certificate of Occupancy
Certificate of Substantial Completion from Design Professional Final acceptance from HVAC/Mechanical Engineer of Record Final Acceptance from Electrical Engineer of Record
Final Acceptance from Landlord Representative
Provide Full Unconditional Waivers of Lien from all entities
Provide "as built" record set: hard set and electronic
(Auto CAD & PDF in CD Format)
- Mechanicai/HVAC
- Electrical
- Plumbing
- Fire Protection
- Telecommunication
- Security and Life Safety
- Architectural Construction
Provide (3) sets of 0 and M binders for all equipment/gear provided

Provide necessary training sessions for any new equipment provided Provide (2) copies of the architectural contract documents issued by design professional containing all Bulletins, Change Orders, AWOs, etc.
Provide Balance Report (airside) Provide Balance Report (hydronic) Provide meter verification for all meters Provide Commissioning Reports
- Mechanicai/HVAC
- Electrical
- Plumbing
- Fire Suppression
- Fire Alarm
Return all contractor badges issued by landlord
Close-out and return any construction keys provided by landlord
Provide any necessary keys to allow landlord access to all areas

(Ses other side for instructions for use)

Special Request:
(72 Hour Notice Required)

Hines ContacllProject Manager:     Date:

Hines

TENANT INFORMATION Company name:

Contact Person:

Phone#     Fax#     Email:

CONTRACTOR/VENDOR Company name: INFORMATION

Contact Person:

Phone#

Email:

Floors:     JWing:    I Other:     I Date:     I Start Time:     j EndTirne:

Scope of Work:

0 Additional Information Attached

Nature of Request (ched<: only lho.se that apply)

D Service Elevator Reservation Start: End:
D Keys I Card Request:
D Isolate Smoke Detection Start: End:
0 Isolate Sprinkler System Start: End:
D Isolate Fire Riser Start: End:
D Isolate Domestic Cold Water Start: End:
DAccess to Electricaf Closet Start: End:
D Isolation of ElectricalPanelfor Power Tie In Start: End:
D Request Security Officer: Start: End: Meeting Time: Location:
D Engineer Assistance: (i.e. Core Drilling'UtiHty Water, Etc):
D Utility Interruption: (i.e. Gas, Electric, Etc.):
D HoiWork Permit (Contractor to submit Hot Work specifics in separate document for review & approval).

j Bill To: I D Tenant:     D Landlord:

Office Use
Hines Work Order No:     I Outlook Work Notification Completed by:

Addilional cc:
Approvals:	D Engineering By:	D Property Manager By:	D Security By:
NOTE. For requests that reqwre Hrnes Engmeenng DSS/stunce or Compuware Secunty, standard hourly roles apply.

(Seil. ather side for in'stmctionsfi:wuse)    Revised 04i15/1010

SPECIAL REQUEST FORM -INSTRUCTIONS FOR USE
All coordination with the Landlord is handled through the use of the Special Request form. All request forms must be submitted to the Landlord from the Tenant, at least 72 hours prior to the start of any work. More complicated requests wilf require more advanced notice; please plan work accordingly. The Landlord will issue a Security Request in Adobe with a copy to the Tenant indicating approval, and then work can begin. Tenants are required to notify their contractor/vendor of approval. No work is to start prior to the Landlord's written approvaL
This form should be submitted by the Tenant to the Hines Property Management Office via email at hines@compuware.com or fax at 313.568.5628. Requests should only be submitted by a Tenant; any request submitted by a Contractor or Vendor will be rejected.

For larger projects where multiple Special Requests are expected, a Hines Project Manager will be assigned to coordinate directly with the Tenant. Call Hines at 313.227.4848.

Special Requests are required for the following work:

1. Connection to building utilities
2. Floor coring
3 Scheduling inspections and testing with the Landlord
4. Lock cores and keys
5 Access into areas outside lease lines
6 Access into Secured Building Areas (see below) including Electrical Closets, Phone Closets, Electrical Primary Rooms, Mechanical Equipment Rooms (MER), Mechanical Floors, Fire Pump Rooms, Fan Rooms, Generator and Generator Related Rooms
7. Scheduling delivery of over-sized items into the building
8. A request for spedal usage of an elevator
9. Notification to the Landlord of work to be pertormed after hours and/or on weekends
10. Any activity which requires a security officer to be present
11. Any item that is a disruption of public safety
12. Any item listed on the form
'13. Any heat or spark producing activity
14. Any activity that may compromise, interfere with, or trigger Fire Alarm System
15. Installation of data, Internet, telephone, cable, radio frequency or security systems and associated wiring and devices.

Access lnto Secured Building Areas llncluding electrical/phone/data closets):

This requires a Special Request form, a Hold Harmless Agreement (filed annually) signed by the contractor/vendor's authorized company signatory, as well as a Certificate of Insurance for the contractor/vendor providing the service within the Secured Building Area. See Hines Design and Construction Manual, Forms section; or Hines Tenant Information Manual, Forms section for blank Hold Harmless Agreement and minimum insurance requirements.

A Special Request will need to be provided each time access is requested, however the Hold Harmless
Agreement and Certificate of Insurance will remain on file for one year for each contractor/vendor. If the access request is for a different contractor/vendor, a Hold Harmless Agreement and Certificate of Insurance for each company will be required.

NOTE: For requests tl1at requke Hines Engineering assistance or Compuware Security, standard hourly rates apply.

EXHIBIT "D"

Tenant's Rules and Regulations

D-1

COMPUWARE BUILDING
ONE CAMPUS MARTIUS DETROIT, Ml48226

Tenant Rurles & Reguliations

Hines
Property Management Office
Located on 3 Woodward
313-227-4848

THE TECHNOLOGY
PERF'ORMANCE COMPANY

Compuware Security Command Center Office
Located in the Atrium Farmer Street Corridor
313-227-6111

Tenant Rules & Regulations
Compuware Building

Tenant Rules & Regulations
Compuware Building

Exhibit A - attached

Tenant Rules & Regulations
Compuware Building

1. Welcome To The Building
•    Building Systems
A highly efficient, computer-controlled heating, ventilating, and air conditioning
(HVAC) system automatically directs the climate control system. The multi-zone control units lower operating costs and provide flexibility to meet a variety of requirements for conference rooms, computer rooms and after hours use.

The Compuware Building also features extensive life safety systems. Each floor has sprinklers and is equipped with complete fire and smoke detection; the building also features an alarm/voice communication system, pressurized stairwells, and a public address system. Life safety systems are computer controlled and monitored 24 hours a day, 7 days a week and supported by an emergency generator. After hour's entry to the lobby, parking garage, and building elevators is strictly controlled through a card access system and monitored by electronic surveillance equipment and the Building Security Staff.

•    Building Security
The building maintains a security staff of professionals 24 hours a day, 7 days a week. The Building's Security Command Center (SCC) is located in the Atrium and is equipped with a computer controlled system for monitoring building systems including: access control, video surveillance, life safety, elevators, parking and mechanical. Security officers continuously monitor these systems and are prepared to facilitate appropriate responses as required.

•    Hines Property Management
The Property Management Office is located in the building and is responsible for the facilities systems and day-to-day operations. Property Management can respond, support and/or facilitate most tenant requests. Property managers, engineers, and maintenance personnel are dedicated to the highest standards of personal service and are located on-site during business hours and are on-call after-hours. Tenants should contact the Property Management Office for any requests, issues or general assistance.

•    Tenant Portal
The Tenant Portal may be used for submitting all work order request(s), resource reservations including the loading dock and service elevator(s) as well as access badge and key requests. Please save the following Portal link to your favorites: http://hines.awaremanaqer.com/compuware

The Tenant Portal will also be used as a platform for sharing general building and event information including tenant documents Events and the Building Emergency Procedures.

Tenant Rules & Regulations
Compuware Building

2. General Information
2.1.    Building Address Information

Mailing Address
Tenant Name
One Campus Martius
Suite#     _
Detroit, MI 48226

Street Address
1044 Woodward Avenue
Suite#     _
Detroit, MI 48226

2.2.    Contact Information

Hines: Property Management Office
The Property Management Office is located in the building
Main Number    313-227-4848
Fax Number    313-227-4860
General Email Address    Hines@Compuware.com
Tenant Portal    hines.awaremanager.com/compuware

Name	Title	Contact Information
Michael B. McNally	Property Manager	Ph: 313-227-5613 Michael.McNally@Hines.com
Pete Rzotkiewicz	Building Services Manager	Ph: 313-227-5616 Pete.Rzotkiewicz@Hines.com
Chris Hewitt	Engineering Manager	Ph: 313-227-5611 Chris.Hewitt@Hines.com
Leslie Wojcik	Project Accountant	Ph: 313-227-9233 Leslie.Wojcik@Hines.com
Nancy Verstraete	Tenant Services Coordinator	Ph: 313-227-5615 Nancy.Verstraete@Hines.com
Kim Runyon	Receptionist	Ph: 313-227-4848 Kim.Runyon@Hines.com

Building Security
Security Command Center (SCC)     313-227-6111
Located in the Atrium near the Farmer Street Entrance.

Concierge's Desk     313-227-4887
Located in the Atrium near the Main Entrance.

Emergency Numbers Police Emergency Medical Emergency Fire Emergency

911
911
911

Tenant Rules & Regulations
Compuware Building

NOTE:
The Building vanity address is the Compuware Building, however in an emergency situation the street address of 1044 Woodward Avenue should be provided to fire and/or police department personnel.

2.3.    Building Hours of Operation and Access
2.3.1.    Hours of Operation
Tenants have access to the building 24 hours a day, 7 days a week through use of their access card at specific entrance points.

Atrium Public Hours of Operation
Monday - Sunday    6:00 AM - 10:00 PM

Loading Dock
Monday- Friday (Dock Attendant)    6:00AM to 6:00 PM
6:00 PM to 6:00 AM    Access by Reservation only

Saturdays, Sundays
Holidays

Access by reservation only
Access by reservation only

Tenant Rules & Regulations
Compuware Building

2.3.2.    Building Entrances
Woodward Main Entrance
Public entrance, after hour's entrance by access card.

Monroe Entrance
Public entrance, no after hour's access.

Farmer Street Entrance
Public entrance; after hours entrance by access card.

Level 2 Pedestrian Connector Parking Structure Entrance
Tenant entrance located on Level 2 of the parking structure adjacent to Farmer Street. The enclosed connector is card access only and provides direct access to the buildings 2nd floor Monday - Friday 5:00 AM to 9:00 PM and is closed on weekends.

GRATIOT

Woodward
Main Entrance

Monroe Street Entrance

CSO Desk

Tenant Rules & Regulations
Compuware Building

Level B1/82-Below Grade Parking Areas
Compuware, Reserved and Child Development Center (CDC) below grade parkers may enter the building using the passenger elevators located in the Woodward elevator bank.

Loading Dock
The loading dock is located in the building on Gratiot adjacent to the Southeast corner of Farmer. The loading dock pedestrian door has an access card reader and a call box for tenant deliveries.

2.3.3.    Building Access
Access Cards
Tenants must use their access card for entry to tenant specific building areas:

Tenant Rules & Regulations
Compuware Building

2.4.     Building Information
2.4.1.     Access and Egress Points

(I)
:::::1
c:
(I)
>
'0...
ctl

'0
0
0
3:

Main
Entrance

Stairwells
The Building contains four emergency stairwells on each floor:
two on the Woodward side and two on the Monroe side. These stairwells have a 2-hour fire rating and are pressurized in the event of a fire emergency to provide smoke-free passage to the base of the Building.

Stairwell doors are equipped with card access readers on each floor and remain locked other than in the event of a fire life safety emergency. You will not be able to use the emergency stairs for floor-to-floor travel unless your access card is programmed for use on specific floors.

An Evacuation Plan is posted at each of the emergency stairwells and in the Child Development Center, Wellness Center and Cafe.

REMEMBER; DO NOT USE ANY OF THE ELEVATORS in the event of a fire emergency.

Tenant Rules & Regulations
Compuware Building

2.4.2.    Elevators l;i11)!11!i\\.l
The Building maintains an onsite elevator technician Monday through Friday from 9:00 am to 5:30 pm.

2.4.2.1.    Passenger Elevators
The Building is serviced by 16 passenger elevators in two
elevator banks located in the center core. The Woodward and Monroe elevator banks each contain 8 elevators. The Monroe elevators provide service from the Atrium to the

151
h

floor. The Woodward elevators provide service from

the B1/B2 parking levels to the 151
h

floor.

2.4.2.2.    Service Elevators D
There are two service elevators located in the Woodward

wing of the Building.	Service elevators are card access controlled and are available for authorized use on a first come, first served basis, 24 hours a day, 7 days a week.

Service Elevator Dimensions and Floor Service Levels

Area	Dimensions	Comments
2 elevators	Opening 48 " (w) x 8' (h)	4,000 lbs each
Each car	5' 9"(w) X 7'6"(d) X 9'5"(h)
Elevator 201	Services Levels B-2 through Level 16 from the Dock. Does not open at Grade Level.
Elevator 202	Services Levels B-2 through Level 16 from the Dock. Has a second door for Grade Level service.

All Building deliveries must be made via the service elevators. Authorized tenants and contractors may use the service elevators and loading dock for after hours (5:00 pm
- ?am) use or utilization in excess of 30 minutes by
reservation only. Tenants must submit a written reservation request to Property Management for approval. After hours access may require security supervision at Tenant's expense.

2.4.2.3.    Parking Structure Elevators
Four garage passenger elevators located on the Northwest
side of the parking garage serve parking Levels B-2 through 10. Elevators are in operation 24 hours a day, 7 days a week. Access to the B1/B2 parking levels is restricted by card access for Compuware, CDC and tenant reserved parking only.

2.4.2.4.    Child Development Center Elevator
One elevator is located in the Child Development Center
Suite for service from the second to third floor.

Tenant Rules & Regulations
Compuware Building

2.4.2.5.    Wellness Center Elevator
One elevator is located in the Wellness Center Suite for service from the second to third floor.

3. Tenant Services
3.1.     Visitor Policy
During Atrium public hours, Monday- Sunday 6:00 AM - 10:00 PM, tenants must register and receive all visitors at the Concierges desk located near the Woodward Main entrance. Tenants must escort all visitors in areas beyond the tenant's demised space including the Cafe and dock areas. For after hours access, visitors must be escorted by a tenant to the CSO desk located in the Atrium behind the turnstiles for building access registration.

3.2.    Tenant Service Requests
All tenant service and building related requests should be directed to Property Management by an authorized Tenant Representative for appropriate response, remedy and/or coordination from an outside service contractor. All Tenant Service requests are processed through a computerized Work Order system.

Service requests can be submitted as follows:
• Through the Tenant Portal, http://hinesawaremanaqer.com/compuware
• By phone at 313-227-4848
• Email to hines@compuware.com

Please provide all relevant information and details. If a request is beyond the staffs ordinary scope of services an appropriate outside contractor(s) can be commissioned with the Tenant at tenant's cost.

3.2.1. HVAC- Comfort Control
HVAC Temperature Adjustment
Contact the Property Management Office during business hours to report a hot or cold area within your space. Please be prepared to provide the following information:
• Your name
• Tenant
• Individual requesting adjustment
• Specific area and required adjustment(s)

Please note that space heaters and humidifiers are strictly forbidden in the Building and in violation of City of Detroit fire codes. In addition, space heaters disturb the accuracy of the building thermostats causing surrounding employees to be cold.

Tenant Rules & Regulations
Compuware Building

3.2.2.     Door Hardware and Keys

•	Tenant may use their contractor for keying within their demised space, however an access key must be provided to Property Management for emergency access purposes only.

•	The following keying services can be provided upon tenant request:
Re-pin Lock Cylinder (change lock), this change includes
re-pinning with two keys. Please allow up to 10 working days for completion.
Emergency Re-pinning can be provided where a temporary emergency cylinder will be installed. A temporary emergency cylinder includes two keys that are the property of Property Management and must be returned when the cylinder is replaced. If the emergency keys are lost, the cost for re-pinning all emergency cylinders kept in stock will be charged to tenant.

3.2.3.     Electrical- Light Bulb Replacement
• Fluorescent Lights
• Incandescent Lights
• Special Lights (replaced at Tenant cost)

The replacement of light bulbs is the most common call in the building. A member of the engineering staff inspects the building areas to ensure proper fixture illumination; however, bulbs sometimes burn out between inspections. If a burnout is discovered, please contact Property Management and describe the lamp type, location, and quantity.

3.2.4.     Equipment Repairs
Property Management can assist with Tenant related repairs and/or coordination. Depending on the specific request a Tenant expense may be incurred.

3.2.5.     Plumbing
• Clogged/Dripping sinks
• Plugged/Overflowing toilets
Report all plumbing problems to Property Management; please indicate the floor and the specific area (i.e. 2nd floor women's room).

Tenant Rules & Regulations
Compuware Building

3.2.6.     Contractor Scheduling
The following are procedures for contractor scheduling:

•	An authorized Tenant representative must notify Property Management in writing of all scheduled contractor work to ensure appropriate approval and access can be provided.

•	Contractors are required to keep all areas of construction secured whenever they are not in use, including mechanical, electrical, and telecommunication rooms.

•	If a contractor arrives at the building unannounced, access will be denied until Property Management can make contact with the Tenant and confirm the scope of work for approval and access.

•	Unannounced contractor requests will be accommodated to the degree that a member of the Building's management team is available to support approval and access.

•	After approval has been provided the contractor may obtain keys and/or access cards from the Security Command Center (SCC) located in the Atrium near the Farmer entrance.

•	All contractors are required to leave a valid drivers license or an approved form of identification in exchange for building keys and/or access cards.

•
If a key or access card is not returned the tenant will be notified.     Tenants will be responsible for any incurred costs associated with contractor's failure to return a key or access card at the end of each day as required.

•
Building Security and/or Engineering staff supervision may be required for work in secured areas including the roof, mechanical, electrical and telecommunications rooms. Any incurred costs will be the Tenant's responsibility.

•	Areas of the building which require supervision require a two (2) day notice to obtain permission.

•	For Projects that last more than one week, special arrangements should be made with Property Management for appropriate access coordination.

•	At project start-up the general contractor must provide Property Management with a list of approved subcontractors for access. Property Management and Building Security must approve all access.

•	Property Management staff is required to inspect construction areas and report any violations of rules to the Tenant and/or Contractor.

Tenant Rules & Regulations
    Compuware Building
3.2.7. Insurance Requirements- Building Service Contractors (Group 1/11) All Building Service and Tenant Construction Contractors must meet the following insurance requirements:

•     Workers Compensation
[In kind and amount as prescribed by statute]
•     Commercial General Liability
•     Commercial Automobile Liability
•     Umbrella Liability
•     Employers Liability
•     Crime Insurance (not required for Group II vendors)

$1,000,000
$1,000,000
$5,000,000
$1,000,000
$1,000,000

Group I Vendors

A.._c§«b'"    CERTiFICATE OF LIABILITY INSURANCE     I CUf1"00tn'r'l"t
,IIIOO.i(f,ll;     THIS C.ERllTICAT£ t S. l.SSUfD A·S ltl.t.TTER Of INfORMATION
ll h'\ ot r..p,)ny Pro::h:r.C:*"r.t if t:.l!ti1    ONLY AHD CO Nf!JI.$ NO RlG TS UPON TtlCERn"c"tt
d! HJ!i    HOLDER. THI5 CERTIFICATE DOl$ NOT ..l<fHO, EXTEND OR
£" t •XIi:1 i'.tx r..:i M "fH l a:.l.:jz: s    ALTER THE COVeRAGE AffOROfD B Y ll POliCIES BELOW.

-     - INSUIWIS AffORCiG COVERAGE    NNCM

ltiUIUO
N.om:e ot in lr"'d

!._

,,,,lj,t·.: :s    t
i-
lk llli'JIC•
>..4..J.I.U..,O..
COVE)IAGES

1 &tWIUil
.!.._ • tr ...U
!-- .1o11 Ohl1i:P J,))Y(Xl
1-- ua.;,u, a
-\.Ot,U iot
t-- ' (NI) c.....m::s

(;Cif.tiiltEI;I$1U'Ji.'-.J
\'h DI"((

LY•tUi>ltf
l.i"'!l'p«( "J
-

ii F•ti!N .ll l
jl'e,<..:Yl'af\:1

-.,r.-J,\!o.··
Pi\: (0.WN(rttlli..:Jl!!CUf:\fE
CfFIC£R.t.rliioi REI!C J'}fln
'k'6 ·:='-'!
K OT I:II:
cd.nwo h,.1\0t:'an 11

.l nrt:ll,.,: t;·iAl:lt.c-.:-t!Wir ,    1.coo.nno

Qf iII'T\OX Or OPiiRA.llOtll:t f t0C,At\01i.l l1f"lt1Ku..J ( 1.1:\.U\.lOKJ, .lr4fD 8Y hOC)IliOIUft 1    aoV'r Gt!.l
rotlrroa lil':.>::iL ,_l.ttV-C\UI• l,i C i l; tr.:pt::\ol>!l-t:'t'! (N'kl<l-l:d.tt :.:•• .C:.rtt:. .: cp\.1.(1 l-1o-Htl.US 1 D>i:-tto:::·!. Mt 4.8.12:1!, . :tG .hh1 0 i"r.lO.I:e<!l:t L.lmltlilcl: •l.a.:I ;.Q'CJ1tt:p lll' E• ,!fdd tt:.i!ln!l.:. in!t .H:.<!d:.:i rl U!l\11'•:1'.4 U• thU,.:'l.ti    l .l.l•:QiUty.

CI!RTIFICATE HOLDE"    CJ.t{CELU.nON

II n fo't:vit St!r?!"Ct-J1 u-.c
Onv <.:rarr.pus rH.rti u;:.;
Det:. roit. t1I Hl1l.i

(HOIUI ,.1ft Of 'ld I DDCNlfD ftCIU:iiQ ft( C.t.t.a'l U •110111. f1'lll HPII\4'JlLCN
DA.U »>tiUO•, T t.lti'liUl lll'lt WALl tii\.OhWlllll TO II. ...J!. 1Ml-1i lllli:ll
kOJiet 10 'rH.CIJtTIJ!Col!l &;MQt..tEkllAVEDICltilJ.Ilfl, •\IJ'rAJWIIt( lOIDO&Wi.
t'4·•,..,.
lllrOntrOOII'.;"-no14 o.. U4t-.n<r

Tenant Rules & Regulations
Compuware Building

3.3.     Janitorial Services
The building will be maintained in a Class A manner. General office cleaning is provided Monday through Friday except designated national holidays. Should you need cleaning or trash removal beyond the ordinary services provided for in your lease, Property Management can schedule such additional services upon request. Additional cleaning services may be contractually arranged or scheduled periodically as necessary. All additional cleaning costs will be billed directly to the Tenant.

Although most services are scheduled for evening hours, a day staff is in place to maintain public areas and restrooms. Please contact Property Management for any Tenant specific Day Porter service needs.

3.3.1. Waste Removal
The Compuware Building supports environmentally responsible waste removal policies and as such engages in an active recycling program through both onsite and offsite recovery methods.

The Building is not a licensed hazardous waste management facility. All hazardous materials, including medical waste, must be disposed of at the expense of the Tenant. Tenant may not use any chemical(s) for cleaning or other purposes without Property Management approval.

All trash which is too large or numerous for a trash receptacle should be clearly marked with TRASH labels. All items to be disposed of must be marked with a label; labels are available from Property Management. Items that are not marked with a TRASH label will not be removed.

Large bulk trash removal such as furniture, equipment, etc. should be arranged through Property Management.

Note: The building's trash compactor(s) can only support normal office rubbish items. Compactor(s) cannot support furniture, computers, office equipment, etc.; these items must be disposed of separately.

Wet rubbish must be properly stored and removed daily. Rubbish or discarded equipment must not be stored in elevators, lobbies, corridors or stairwells for even short periods of time. Doing so impedes access to exits and is a violation of fire codes and building regulations.

Non-rubbish items like furniture should not be placed in the Dock or in any open top dumpster.

If you have any questions regarding waste removal, please contact Property Management.

Tenant Rules & Regulations
Compuware Building

3.4.    Deliveries
3.4.1.    Loading Dock
The loading dock is located off Gratiot Street.

Dock Dimensions

Area	Dimensions	Comments
4 Bays	14' (H) x 45' (L)	Clearance height and bay length
Ramp to Dock	4' (W) X 34' (L)	From top of ramp to bottom
Dock surface	4' (H)	From truck bay floor to dock surface

The Loading Dock is staffed from 6:00 AM - 6:00 PM, Monday through Friday. To ensure appropriate authorization is provided, Tenants shall provide Property Management with an advanced written schedule for standard deliveries which can be expected on a daily basis (i.e, UPS, Fed Ex, etc). All delivery personnel are required to check in with the dock attendant for issuance of a service elevator access card. Delivery personnel must provide the following:
• Tenant for whom the delivery is intended
• Floor and suite number
• Approximate amount of time needed for delivery
• Keys to vehicle
• Acceptable proof of identification

Tenants with appropriate access clearance may escort or receive small courier type deliveries through the Loading Dock pedestrian entrance, providing delivery is not disruptive to Loading Dock operations.

The dock attendant will make every attempt to accommodate delivery trucks. Space is limited; therefore, standard deliveries must be completed within 30 minutes. There is no temporary storage available at the Loading Dock, all deliveries must be taken directly to the Tenants demised space. Improperly parked vehicles or vehicles blocking sidewalks shall be subject to the rules and regulations of the Detroit Parking Enforcement Agency.

Forty eight (48) hour advanced notice must be provided to Property Management through use of the Tenant Portal for all dock reservations specific to non-standard deliveries including:
• Deliveries taking longer than 30 minutes
• Oversized items that may require specific coordination
• Extremely heavy items
• After hours and weekend requests

Tenant Rules & Regulations
Compuware Building

3.4.2.    Moves and Large Deliveries
Movement of furniture, office equipment, construction materials or any other items requiring utilization of service elevators and/or the loading dock in excess of 30 minutes is restricted to weekends or after hours (6:00 PM - 6:00 AM) on weekdays. All moves and large deliveries must utilize the service elevator; use of the passenger elevators is strictly prohibited.

Tenant Procedures:

•	Reserve a service elevator by submitting a 48 hour written reservation request through the Tenant Portal to Property Management. Required information includes:
1. Date of move
2. Start and end times
3. Name of the company engaged in the move/delivery
4. A brief summary description of specifics

•	Building Security may be required at Tenants expense for any after hours or weekend loading dock use.

•	Consistent with Lease terms a Certificate of Insurance must be sent to Property Management prior Tenant contractor/vendor building access. Certificates can be emailed, faxed or mailed.

•
Tenant is responsible to ensure that all contracts/vendors adhere to the prescribed building rules and regulations including the protection of building corridors, doors, stairwells, elevator floor coverings, public areas, lobbies, service areas and the protection of floor covering using Masonite or plywood along the prescribed route of movement.

Tenant Rules & Regulations
    Compuware Building

3.5.     Parking Garage
3.5.1.     Parking Plans & Reserved Areas

Parking Legend Yellow: Gratiot Ramp provides parking for Compuware, Tenant
& Building employees.

Blue: Farmer Ramp above Level 4 provides parking for Compuware, Tenant
& Building employees.

G - n: Crossovers provide access to Gratiot & Farmer Ramps.

rmf!l: Visitor Parking for all Tenants & Compuware Visitors.

!iZ!!I!m: Garage
Retailers

    101 Level
h

    9th Level

h Level
    81

    ih Level

6th Level

5th Level

h Level
    41

Level B2: Compuware & Child Development Center Parking (CDC)

Visitor Parking

3rd Level

Visitor Parking

    2nd Level

Visitor Parking

Ground Level

Compuware & Reserved Parking

    Level B1

Compuware & CDC Parking

    Level B2

Tenants parking in the Parking Structure may use either the
Gratiot or Farmer Street entrances

Tenant Rules & Regulations
Compuware Building

CDC Parking
Reserved parking for CDC participating parents is located in the B-2 parking area. Authorized CDC parkers will be provided a parking tag for rear view mirror vehicle display. Additionally 4 spaces are available for 15 minute "Drop Off' purposes. See diagram for entrance/parking areas:

COMPUWARE BUILDING
CDC Reserved Parking Area - Level 8-2

•• "I •• • • I ... I ••• • . I,._ 't
f
• 15-Mlnute Drop orr Ar.,a-    •

...•.••..•••••......
• COC R· Ne-cf Parkl'ng ATea    •
...............It .... .. •••

Non-Reserved Tenant Parking
Levels 1-10 on a first come, first served basis.

Visitor Parking
Levels 1-4 on a first come, first served basis or in the Visitor
Area located at the Farmer Entrance.

Handicapped Parking
Handicapped parking is available on a first come, first served basis and is adjacent to the elevator lobbies

3.5.2.     Hours of operation
With the exception of Special Events identified by the Landlord,
Tenant and Visitor parking access is available 24 hours a day, 7 days per week, however vehicles may not be stored in the garage.

3.5.3.     Parking Access
Tenants may access the Parking Structure from either the Gratiot or Farmer entrances by using their building access card or parking puck device 24 hours a day, 7 days a week.

Tenant Rules & Regulations
Compuware Building

Visitors
Visitor parking is offered on a first come, first served basis. A dedicated Visitor Parking Area is located at the Farmer Entrance. Visitors must pull a parking ticket from the ticket dispenser for either validation or payment. Visitor parking rates are posted at each entrance.

Visitor Parking Rates

Hours	Standard Rate
0 - 3 hours (6 am - 2 pm)	$10.00
3 - 4 hours (6 am - 2 pm)	$15.00
Over 4 hours (6 am - 2 pm)	$20.00
2 pm- 6 am	$10.00
Weekends (Sat & Sun)	$10.00

•    Parking operations are 24/7/365
•    The Visitor Parking entrance is located on Farmer Street.
•    6'10" Height Restriction.
•    Payments must be made with cash or check.

Parking Structure Access Points
•    From Building to Parking
Tenants may use their building access card for accessing the
Elevated Pedestrian Cross Bridge located on Level 2 of the
Parking Structure, M- F from 5 AM- 9 PM.
•    Parking Structure Elevators
The structure is serviced by · four passenger elevators providing service for Levels 1 -10. Access to the B1/B2 parking levels is restricted by card access for Compuware, CDC and tenant reserved parking only.

3.5.4.    Parking Rules & Regulations
1. There are two (2) primary entrances to the Parking Structure, one located on Gratiot near Broadway, and the other on Farmer Street. Tenants may use either entrance. Tenant non-reserved parking is available on levels 3 - 10. Tenants may not park in the Visitor parking area located at the Farmer entrance,    violators may have their parking privileges suspended or terminated.
2. The access control system is equipped with an anti-pass back feature, which disallows consecutive uses. Multiple uses on an access card will result in immediate termination of parking privileges.
3. Your parking access card must be displayed in your vehicle and be visible at all times.

Tenant Rules & Regulations
Compuware Building

4. Cardholders are responsible for maintaining possession of their respective access card. Should an access card be forgotten, parkers must utilize the Visitor Parking area by pulling a ticket and paying the respective parking fee. Daily parking fees are not reimbursable.
5. You must notify Hines Detroit Services, LLC if your vehicle information changes at any time. Failure to do so will result in deactivation of your parking access card.
6. All    lost or    damaged access    cards    must be reported
immediately to the Property Management Office at 313-227-
4848. A $10.00 replacement charge must be paid prior to the issuance of a new access card.
7. Parking access cards are NOT transferable without advance approval from the Property Management office.
8. Parking privileges are for daily parking use only; vehicles may not be stored for consecutive days.
9. Secure your vehicle; lock all doors, close all windows and sunroofs.
10. Do not leave cellular phones, laptops or any other valuables in your vehicle.
11. All vehicles parking in Handicapped areas must clearly display a local or state issued Handicapped parking permit. Any vehicles parked in a Handicapped stall without proper credentials will be ticketed or towed at the vehicle owner's expense.
12. Park only in designated parking stalls. Vehicles parked improperly or parked in any Reserved Parking stall will be ticketed and/or towed at the vehicle owner's expense.
13. Repeat parking violators will be charged the maximum daily rate after their first offense, parking privileges may be suspended or terminated for subsequent offenses.
14. Parking structure speed limit is 5 miles per hour throughout.
15. Please comply with all posted signs throughout the parking structure.
16. Parking privileges may be revoked and damages pursued should cardholder cause damage to the parking structure and/or parking system equipment.
17. Vehicles must not leak fluids; violators parking privileges may be suspended or revoked with written notice.
18. Vehicle heights are restricted to maximum height of 6'10' as posted throughout the parking structure.
19. Open intoxicants, flame and/or "Tailgating" are not permitted in the parking structure or on Compuware property.
20. Violation of any rule or regulation can result in the termination of parking privileges without refund.
21. The parking facility is available for use on a "24/7'' basis with the exception of special events, as determined by Compuware Corporation. Special Events shall include however are not limited to sporting playoffs games for the NBA, NHL, NFL, MLB and NCAA. Parking fees incurred by the Cardholder as a result of not having access to the facility are not reimbursable.

Tenant Rules & Regulations
Compuware Building
22. Compuware Corporation, Hines Detroit Services, LLC and Metropolitan Parking Services, LLC and their agents shall not be liable for any vehicle damage or destruction by reason of theft, fire, collision, or any other cause. Cardholders are solely responsible for their vehicle, possessions, control and content. The Cardholder also agrees to hold Compuware Corporation, Hines    Detroit Services, LLC and Metropolitan Parking Services, LLC harmless of any damages or bodily injury sustained by parker or any other person in connection with vehicle damage or destruction.
23. Violation of the Parking Structure Rules and Regulations may result in immediate termination of parking privileges. Parking Rules and Regulations may be modified by Compuware Corporation or its Agent from time to time.

3.6.    General Building Rules and Regulations

•	Tenant identification access badges must be worn and displayed at all times for security and identification purposes.

•	Soliciting and/or marketing are not permitted in the Compuware Building without prior authorization from Property Management.

•	The Compuware Building is a "Non-Smoking" facility, smoking is not allowed in the building.

•
Sidewalks, doorways, vestibules, hallways, stairways and/or other similar areas shall not be obstructed or used by anyone for any purpose other than ingress and egress. Temporary material storage is not permitted in these areas.

•
Plumbing fixtures, appliances and systems shall be used only for their intended purpose. No debris, rubbish, rags or unsuitable material, including toxic or flammable products, shall be disposed of in the plumbing system.

•	No signs, advertisements or notices shall be painted or affixed to any windows, doors or any other part of the Building visible from the exterior or common public area(s) of the Building.

•	Tenants shall not place any additional lock or locks on any door in its premises without obtaining prior written consent from Property Management.

•
All contractors, sub contractors and installation technicians performing services to base building areas including but not limited to, installation of telephones, electrical devices, HVAC, attachments including installations which affect floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building shall be directed to Property Management for approval and supervision if necessary.

•
Movement of furniture, office equipment, dispatch or receipt of any bulky material, merchandise or material which requires use of elevators shall be restricted to service elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All non hand carried items must be delivered via the lo.ading dock and service elevator.

•	Tenant deliveries requiring the service elevators in excess of 30 minutes will require a reservation request submitted through the Tenant Portal to

Tenant Rules & Regulations
Compuware Building
be approved by Property Management. A 48 hour minimum notice is required.

•	Tenants must not engage in noisy activities which interfere with the quiet enjoyment of other tenants and occupied floors.

•	No animals (except seeing-eye dogs) shall be brought into or kept in the building or parking structure areas.

•
No machinery of any kind, other than normal office equipment, shall be operated by a tenant without the prior written consent of Property Management.    Flammable or explosive fluid or substances are strictly prohibited in the building.

•	No portion of any building area shall at any time be used or occupied for sleeping or lodging purposes.
•    Landlord/Manager is not responsible for lost or stolen property.

•	Tenant will not cause or allow any odor Property Management finds objectionable to emanate from its area.
•    Landlord reserves the right to rescind, add or modify Tenant Rules and
Regulations from time to time.

4. Amenities
4.1.    ATM's
ATM's are located in the Building on the 2nd level (Huntington National Bank)
and in the Atrium (Comerica Bank).

4.2.    Market Place Cafe
The Cafe is located on the Woodward side of the 2nd level and provides variety of cuisines and menu choices. The Cafe is open Monday through
Friday as follows:

•    Breakfast
•    Continental Breakfast
•    Lunch

7:00 AM    -    9:00 AM
9:00 AM    - 10:00 AM
11:00 AM    -    1:30 PM

4.3.    Wellness Center
The 2 story Wellness Center encompasses 38,000 square feet and is located in the core area on Level 2 of the building. Hours of operation are:

•    Monday - Thursday
•    Friday

6:00 AM    -    8:30 PM
6:00AM     -    7:30 PM

The center features state of the art cardiovascular, strength equipment, two (2) racquetball courts, a gymnasium, Spinning® room, aerobic room, massage room, fitness evaluation and consultation rooms. There is also a running/walking track (8 laps = one mile), multi-purpose room along with men's and women's locker rooms featuring dry saunas and full towel service. Many other fitness activities and services are offered to members.

4.4.    Child Development Center (CDC)
The CDC is located on Level 2 and is operated by Bright Horizons. The
Center provides care for children ages 6 weeks to Kindergarten. The hours of operation are 7:00 am - 6:00 pm Monday - Friday. Tenant parking is available for participating parents in the CDC reserved area located on Level

Tenant Rules & Regulations
Compuware Building
B2.    Parents should utilize the passenger elevators for 2nd floor Center access and child drop off purposes.

4.5.    Detroit People Mover Station: Cadillac Center Station
The Building is serviced by a Detroit People Mover Station stop (Cadillac
Center), which can be accessed from the 1st level of the Parking Structure. Fares for the People Mover are $.75 with token machines located in the station lobby.

4.6.    Retail: "The Shops at Compuware"
Retailers are located on the ground floor of the Office Tower and along
Monroe in the parking structure. Retailers include:

Office Tower
• Ben & Jerry's
• Bonnie's Sundries
• Ezelli Hair Salon
• Hard Rock Cafe
• Heritage Optical
• Huntington National Bank
• FedEx/Kinko's
• Olga's Kitchen
• Texas de Brazil
• Tim Hortons

Parking Structure
• AT&T
• CK Mediterranean Grille
• Cottagelnn
• DMC Physicians
• Hot Sam's Quality Clothes
• Jimmy John's
• Orchid Thai

4.7.    Public Telephone
A Public payphone is located in the Atrium adjacent to the Concierge's desk.

4.8.     U.S. Mail Drop Box

A U.S. Mail drop box is located in the service corridor adjacent to the service elevators.	The U.S. Postal service picks up mail at 5:00 PM. from this location.

4.9.    Building Security
4.9.1. Concierge Desk
•    Located at the main entrance.
•    Hours of Operation
:Y    Monday- Friday 6:00 AM to 10:00 PM
:Y Weekend Hours 8:00 AM to 10:00 PM

•	All visitors to check in at Concierge Desk and must be escorted by Tenant.

Tenant Rules & Regulations
Compuware Building

•	The Concierge's Desk cannot accept or store Tenant package deliveries.

4.9.2.     CSO Desk
The CSO Desk is located in the Atrium behind the turnstiles and is staffed 24 hours a day, 365 days a year. All after hour visitors must be escorted by a tenant and register at the CSO desk.

4.9.3.    Security Command Center
The Security Command Center monitors the buildings Emergency Life Safety Systems and coordinates all building emergency responses. The Security Command Center is located in the Atrium near the Farmer entrance and is staffed with trained professionals 24 hours a day, 365 days a year.

GRATIOT

Woodward    Monroe Street Entrance

Main Entrance
CSO Desk

Tenant Rules & Regulations
Compuware Building

4.9.4.     Emergency Phones
Emergency phones (Blue Light) are located throughout the parking structure and in each of the structure elevator lobbies. These phones are monitored and answered by Building Security and should be used only in actual emergency situations.

4.10.     Emergency Procedures and Evacuation Plan -See Exhibit A attached

EXHIBIT "E"

SECURITY SPECIFICATIONS, PROCEDURES AND SYSTEMS SECURITY SPECIFICATIONS
Landlord will provide, at Landlord's cost, for the safety and security of tenant employees, visitors, guests of the Development according to the existing Security processes and procedures as set forth in Exhibit "D" which incorporates all

•    Access guidelines and procedures

•    Emergency procedures & Evacuation plans

In addition, Landlord will represent Tenant to the general public, employees and visitors in a professional and courteous manner with the mission of providing the highest level of guest services.

Site Security

•    Landlord shall maintain coverage of the Security Command Center and Lobby

Concierge Desk 24x7 365 days per year

•	Landlord shall create, record and maintain all existing logs and incident reports that are reported for the Development
•    Landlord is responsible for the administration and security of all door keys

o	To the extent required pursuant to the Lease, Tenant must provide all access keys to all leased space areas to landlord
•    Landlord shall perform daily security checks including site perimeter checks and checks of all access doors and common areas

•	Landlord will be responsible for maintaining, executing and training tenant designates on existing emergency procedures and evacuation plans
o     Landlord will provide Tenant Rules & Regulations Handbook to

Tenant which contains emergency procedures and evacuation plans

•
Landlord will be responsible for monitoring and maintaining the following existing security and building systems for the Development and Parking Structure to a level no less than the same standards existing for the Development as of the date of the Lease.

o     Video surveillance

o     Life safety systems

o      Building Mechanical systems o     Access control systems
o     Emergency call boxes o     Elevators

EXHIBIT "F" CURRENT ENCUMBRANCES

1.	Easement reserved in favor of the City of Detroit for public lighting facilities, as evidenced by instrument recorded in Liber 3 2 7 51, Page 59 6.

2 . Building and Use Restrictions, as recorded in Liber 32751 on Page 596, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status, or national origin.

3. Resolutions vacating streets, recorded in Liber 1058, Page 164 and in Liber 1059, Page 222.

4. Agreement and Grant of Easement for Water Mains and Sewers granted to the City of Detroit acting through its Board of Water Commissioners, as set forth in Liber
42095, Page 294.

5. Underground Easement (Right-of-Way) in favor of the Detroit Edison Company, as disclosed by instrument recorded in Liber 32968 on Page 465.

6.    Terms and conditions of a Memorandum of Easement Agreement granted to the

Detroit Transportation Corporation as disclosed by instrument recorded in Liber

22786, Page 204. Amendment to Grant of Easement recorded in Liber 32968, Page 436 and re-recorded in Liber 34210, Page 20. Amended and Restated Grant of Easement as disclosed by instrument recorded in Liber 3 2 7 51, Page 527.

7 .     Terms and conditions of an Easement Agreement to the City of Detroit Downtown

Development Authority, as disclosed by instrument recorded in Liber 3 27 51, Page

542 and in Liber 32751, Page 603.

8.     Terms and Conditions of a Transfer Agreement with the City of Detroit Downtown

Development Authority, as disclosed by instrument recorded in Liber 32751, Page

510.

9.	Terms and conditions of a Downtown People Mover Easement Agreement, as disclosed by instrument recorded in Liber 2 2045, Page 2 9.

10.	Subject to an underground easement for the Detroit Edison Company's underground steam line as disclosed in a certain instrument recorded in Liber 18009, Page 398.
F-1

11.    Resolutions as disclosed by instruments recorded in Liber 16 9 2 8, Page 167, Liber

17229, Page 321, Liber 20057, Page 413, Liber 30242, Page 4934, Liber 32751, page 484, and in Liber 32751, Page 504.

EXHIBIT "G"

PROHIBITED USES

I.     RETAIL PREMISES:

A.    any dancehall within one hundred feet    (100') of any entrance to the

Building;

B. any flea market, second-hand or surplus store, but a store selling antiques, or estate jewelry in a first-class manner shall be permitted;

C. any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters or trash compactors located in the rear of any building);

D. any fire sale, going out of business sale (other than on a temporary basis not to exceed thirty (30) days), bankruptcy sale (unless pursuant to a court order) or auction house operation;

E. any central laundry or dry cleaning plant or laundromat (except that this prohibition shall not be applicable to on-site service provided solely for pick-up and delivery by retail customer, including nominal supporting facilities);

F. any automobile, truck, trailer or recreational vehicle sales, display, storage or repair (but vehicle leasing and the display of a limited number of any such items shall not be prohibited);

G.     any veterinary hospital or kennel; H.     any mortuary;
I. any establishment selling, renting or exhibiting pornographic materials, adult books, films, video tapes, compact discs, or computer software (which are defined as stores in which a material portion of the inventory is not available for sale or rental to children under eighteen (18) years old because such inventory deals with or depicts human sexuality); provided, this restriction shall in no event restrict the sale of any compact discs which are customarily sold by retail music stores of a type and quality typically located in commercial developments of a similar character and nature in the Detroit, Michigan metropolitan area;

E-1

J. any massage parlor, excluding in any event incidental massages in a day spa and a first class regional or national retailer offering massage services as a primary use, such as Massage Envy.

K. any use which emits noxious odors, fumes, dust or vapors or excessive noises or sounds outside of the premises in which they are created (excluding normal venting of a food service operation);

L.     any use which creates an unreasonable risk of a fire or explosion hazard;

M. any manufacturing facility except as incidental to the operation of a permitted retail business; i.e., a bakery or picture frame manufacturing shop;

N.     any warehousing (except incidental to a retail operation);

0. the illegal storage, sale, dispensing or distribution on or from the premises of addictive substances;

P. any illegal activity in contravention of any applicable regulation, ordinances, statute or law;

Q. any illicit sexual activity, lewd or obscene performance, including by way of illustration, but not by way of limitation, prostitution, peep shows, topless restaurants or performances and the like;

R.     any living quarters, sleeping apartments or lodging rooms; S.      any auto parts store or service station;
T.     any church, temple, synagogue or other place of worship; II.     RETAIL PREMISES AND OFFICE PREMISES:
A. any governmental or quasi-governmental agency with a high volume of visitor traffic;

B.     any employment agency; or

Notwithstanding the foregoing, the uses of all tenants existing in the Building as of the date of this Lease identified on Schedule E-1 shall, to the extent such applicable Tenant is conducting business as permitted on Schedule E-1, not be a "Prohibited Use."

E-2

EXHIBIT "H"

FURNITURE INVENTORY

7th Floor

278 - 8 x 8 cubes    Cubes include cube walls, surfaces, 3 cabinets, white board,chair, desk lamp, coat hook, keys

20-6 x 8 cubes    Cubes include cube walls, surfaces, 2 cabinets, white board, chair, desk lamp,coat hook, keys

9 - 9 x 11cubes	Cubes include cube walls with extra stack of glass and door, 4 cabinets, overheads, white boards chair, desk lamp,coat hook, keys

8-4 x 8 "pod"
cubes    Cubes include cube walls,surfaces,1cabinet,white board, chair, desk lamp,coat hook, keys

17 -10 x 10 offices     Includes walls,desk set, cabinets, 2 chairs, wall mounted white board

10- 12 x 16 offices     Includes walls, desk set, cabinets, guest table,5 chairs, wall mounted white board

Includes 2 full sets cabinets, appliances (2 refridgerators,4 microwaves,2 toasters,2
Kitchens/Mail Area    dishwashers)
Conference Rooms    5 medium(10 seat) and 2 large (14 seat) Admin
Station/Lobby    1complete admin station,with 4 lobby chairs and coffee table

8th Floor

29-8 x 8 cubes    Cubes include cube walls, surfaces,3 cabinets, white board,chair, desk lamp, coat hook, keys

1-9 x 11cube	Cube include cube walls with extra stack of glass and door, 4 cabinets, overheads, white boards chair, desk lamp, coat hook, keys

1- 10 x 10 office     Include walls, desk set, cabinets, 2 chairs, wall mounted white board

Kitchen/Mail Area    Includes full set cabinets,appliances (1refridgerators, 2 microwaves,1toasters,1dishwashers) Conference Rooms    2 small(4 seat), 2 medium(10 seat) and 11arge (14 seat)
Admin
Station/Lobby    1complete admin station,with 4 lobby chairs and coffee table